UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SAREPTA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

215 First Street

Cambridge, MA 02142

www.sarepta.com

April 24, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Sarepta Therapeutics, Inc. (the "Company") on Thursday, June 4, 2026, at 10:00 A.M. EDT, to be held online at www.meetnow.global/M474R5V for the following purposes:

1.
to elect, as Class I directors to hold office until the 2028 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal, the following director nominees: Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers and Deirdre Connelly;
2.
to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.
to approve the Company’s 2026 Equity Incentive Plan (the "2026 Plan");
4.
to approve the Company's 2026 Employee Stock Purchase Plan (the "2026 ESPP");
5.
to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2026; and
6.
to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The accompanying proxy statement describes these matters in more detail. We urge you to read this information carefully.

The Company has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetnow.global/M474R5V. Details regarding how to attend the meeting online are more fully described in the accompanying proxy statement.

The Company’s Board of Directors (the "Board") recommends a vote FOR the election of the director nominees (Proposal 1), FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2), FOR the approval of the 2026 Plan (Proposal 3), FOR the approval of the 2026 ESPP (Proposal 4), and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants (Proposal 5).

It is very important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting.

You may vote on the Internet, by telephone, or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone, or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card, or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. In addition, you may vote online during the Annual Meeting by following the instructions available on the meeting website during the meeting.

On behalf of the Board, I would like to express our appreciation for your support of the Company.

Sincerely,

Douglas S. Ingram

Chief Executive Officer

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215 First Street

Cambridge, MA 02142

www.sarepta.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 4, 2026

To the Stockholders of Sarepta Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Sarepta Therapeutics, Inc., a Delaware corporation (the "Company"), will be held as a virtual meeting at www.meetnow.global/M474R5V on Thursday, June 4, 2026 at 10:00 A.M. EDT for the following purposes:

1.
to elect, as Class I directors to hold office until the 2028 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal, the following director nominees: Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly;
2.
to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.
to approve the Company’s 2026 Equity Incentive Plan (the "2026 Plan");
4.
to approve the Company's 2026 Employee Stock Purchase Plan (the "2026 ESPP");
5.
to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2026; and
6.
to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on April 8, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 4, 2026: Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the Internet. This proxy statement and our Annual Report to stockholders for the year ended December 31, 2025 are available at www.edocumentview.com/SRPT.

By Order of the Board of Directors,

Cristin L. Rothfuss

Executive Vice President, General Counsel

Cambridge, MA

April 24, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

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Forward-Looking Information

This proxy statement contains forward-looking statements or incorporates by reference forward-looking statements. Statements that are not purely historical are forward-looking statements. Forward-looking statements are often identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. These statements address expectations, projections of future results of operations or financial condition, or other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to, the potential outcome and significance of future clinical trials and collaborations, the estimated impacts of the strategic restructuring plan announced in July 2025, anticipated future share usage under our equity incentive plans and our intended treatment of future performance-based compensation.

We undertake no obligation to update any of the forward-looking statements contained herein, except as required by law or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). We caution readers not to place undue reliance on forward-looking statements. Our actual results could differ materially from those discussed in this proxy statement. The forward-looking statements contained in this proxy statement are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including the risks, uncertainties and assumptions identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

215 First Street

Cambridge, MA 02142

www.sarepta.com

PROXY STATEMENT FOR

THE SAREPTA THERAPEUTICS, INC. 2026 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2026 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, June 4, 2026, at 10:00 A.M. EDT, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. The Annual Meeting will be held in a virtual meeting format at www.meetnow.global/M474R5V.

Why Am I Receiving These Materials?

A stockholder is eligible to vote at the Annual Meeting if the stockholder was a stockholder of record as of the close of business on April 8, 2026 (the “Record Date”).

Can I Access the Materials on the Internet Instead of Receiving Paper Copies?

Yes, stockholders may access this proxy statement, our Annual Report to stockholders for the year ended December 31, 2025 (the “Annual Report”) and the Notice of Internet Availability of Proxy Materials (the “Notice”) via the Internet at www.edocumentview.com/SRPT. On or about April 24, 2026, we mailed the Notice to stockholders of record as of the Record Date. We are furnishing the proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing Annual Meeting materials.

Attending the Annual Meeting

The Annual Meeting will be held solely as a virtual meeting. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. You will be able to attend the Annual Meeting online by visiting the Company’s virtual meeting website at www.meetnow.global/M474R5V at the meeting time. Upon visiting the meeting website, you will be prompted to enter your control number provided on your Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Please note that if you hold your shares through a broker, bank or other nominee, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other nominee to receive proof of your proxy power (legal proxy) and submit such proof, along with your name and email address, to Computershare no later than 5:00 P.M. EDT on June 1, 2026 which may be submitted via: (i) email to legalproxy@computershare.com or (ii) mail to Computershare, Sarepta Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. You will receive a confirmation of your registration by email after we receive your registration materials.

Alternatively, if you hold your shares through a broker, bank or other nominee, you may vote in advance of the Annual Meeting by contacting your holder of record (please see “Voting Methods” below).

The online meeting will begin promptly at 10:00 A.M. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Why a Virtual Meeting?

The Company has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

What if During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website or during the meeting. If you encounter any technical difficulties, please call the technical support number that will be posted on the Annual Meeting log-in page.

Voting and Quorum

As of the Record Date, 105,571,146 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting. There is no cumulative voting.

A majority of the outstanding shares of our common stock entitled to vote, present at the Annual Meeting, online or represented by proxy, will constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, either the chair of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting and the adjournment is for no more than thirty days.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares by:

•
attending the virtual Annual Meeting and voting electronically during the meeting;
•
proxy, via the Internet, at www.envisionreports.com/SRPT as per the instructions in your proxy card;
•
proxy, via telephone, at 1-800-652-8683 as per the instructions in your proxy card; or
•
completing and mailing a proxy card (if you receive proxy materials by mail).

Internet voting facilities will close promptly at the close of the polls at the virtual meeting. Stockholders who vote through the Internet or by telephone should be aware that they may incur costs such as access or usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card. All shares entitled to vote and represented by properly-executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

Upon visiting the Annual Meeting website, you will be prompted to enter your control number provided to you on your Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

If you are a beneficial owner of shares of our common stock registered in the name of a broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. If you are a beneficial owner of shares of our common stock registered in the name of a broker, bank or other nominee and intend to vote during the Annual Meeting (as opposed to voting in advance of the meeting), you will need to register in advance with Computershare, as outlined above under “Attending the Annual Meeting.”

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) FOR the election of the director nominees named in this proxy statement, (ii) FOR the approval of the compensation paid to our named executive officers, (iii) FOR the approval of the 2026 Plan, (iv) FOR the approval of the 2026 ESPP, and (v) FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2026. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) sending to our corporate secretary at our principal executive office at 215 First Street, Cambridge, MA 02142, a written notice of revocation or duly executed proxy card, in either case bearing a later date, (ii) submitting another properly completed proxy over the Internet, (iii) submitting another proxy by telephone using the number provided on the Notice, or (iv) by voting during the online Annual Meeting. Participation in the online Annual Meeting will not, by itself, revoke a proxy. In order to be effective, all revocations or later-filed proxies delivered by mail must be delivered to our corporate secretary at our principal executive office at our Cambridge, Massachusetts address not later than 5:00 P.M. EDT on the business day prior to the day of the Annual Meeting.

Vote Required to Pass Each Proposal at the Annual Meeting

Proposal 1: Election of Sarepta Therapeutics, Inc. Directors. Where a quorum is present, each director nominee must receive the affirmative vote of a majority of the votes cast (whether in person or by proxy) with respect to such director by the shares represented and entitled to vote at the Annual Meeting. Votes cast include votes “FOR” or “AGAINST” each nominee and exclude abstentions and broker non-votes. Abstentions and broker non-votes, if any, will not affect the outcome of the vote in the election of directors. Under the Company’s Policy Statement on Majority Voting, a director who fails to obtain an affirmative vote “FOR” by the majority of votes cast will be required to tender his or her resignation and the Board or an authorized committee of the Board will determine whether to accept such resignation. However, in the event of a contested election, each of the directors to be elected will be elected by the affirmative vote of a plurality of the votes cast. In a contested election, stockholders will be given the choice to cast “FOR” or “WITHHOLD” votes for the election of directors and will not have the ability to cast any other votes with respect to such election of directors. In a contested election, "WITHHOLD" votes and broker non-votes, if any, will not affect the outcome of the vote in the election of directors.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval of the compensation paid to our named executive officers. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote, including whether the votes cast “FOR” this proposal represent a majority of the votes cast (whether in person or by proxy) on this proposal, when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposal 3: Approval of the 2026 Plan. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal, excluding abstentions and broker non-votes. As a result, abstentions and broker non-votes (if any) will have no effect on the proposal to approve the 2026 Plan.

Proposal 4: Approval of the 2026 ESPP. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal, excluding abstentions and broker non-votes. As a result, abstentions and broker non-votes (if any) will have no effect on the proposal to approve the 2026 ESPP.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal, excluding abstentions and broker non-votes. Abstentions will not have any effect on this proposal. Brokers, banks and other nominees generally have discretionary authority to vote on this matter; thus, we do not expect any broker non-votes on this matter.

Counting of Votes

Proposals 1 through 5: You may either vote “FOR,” “AGAINST” or “ABSTAIN” on each of these proposals.

A representative of Computershare Trust Company, N.A., the Company’s transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal, and broker “non-votes” will be counted as present for purposes of determining a quorum.

Effect of Not Casting Your Vote

If you are a stockholder of record and you sign the proxy card but do not specify how you want your shares to be voted, we will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

If on the Record Date you held shares of the Company’s common stock in an account with a broker, bank, or other nominee, you are considered a beneficial owner of those shares and hold such shares in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that particular matter with respect to your shares. This is generally referred to as a broker “non-vote.”

Although the determination of whether a nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026 (Proposal 5) will be considered a routine matter. Accordingly, under applicable stock exchange rules, if you do not provide voting instructions to your broker, bank or other nominee on Proposal 5, your broker will be able to vote your shares on such proposal. Therefore, we do not expect any broker non-votes on Proposal 5 unless a broker chooses not to vote on a matter for which it has discretionary authority to vote.

We expect that the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 2), the proposal to approve the 2026 Plan (Proposal 3), and the proposal to approve the 2026 ESPP (Proposal 4) will be considered non-routine matters under applicable rules. Accordingly, if you do not provide voting instructions to your broker, bank or other nominee on these non-routine items (Proposals 1, 2, 3 and 4), such shares cannot be voted and will be considered broker “non-votes.”

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice and any additional information furnished to stockholders. This cost also includes support for the hosting of the virtual Annual Meeting. If properly requested, copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. We also have retained Okapi Partners LLC for a fee not to exceed $13,500, plus reasonable out-of-pocket expenses, to assist us in the solicitation of proxies.

Stockholder Proposals for the 2027 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on December 25, 2026, provided that if the date of the annual meeting is earlier than May 5, 2027, or later than July 4, 2027, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Stockholders who intend to present a proposal at the 2027 annual meeting of stockholders but who do not wish to include such proposal in our proxy materials must notify us in writing of the proposal and the information required by the provisions of our Bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, under our Bylaws, a stockholder’s written notice must be delivered to, or mailed and received at, our principal executive offices no later than the close of business on March 6, 2027 and no earlier than February 4, 2027; provided that, if the date of that annual meeting is more than 30 days before, or more than 60 days after, June 4, 2027, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Board's nominees also must comply with Rule 14a-19 under the Exchange Act.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of the proxy materials, unless one or more of these stockholders notifies us that they wish to receive individual copies. We believe that this will provide greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our proxy materials with other stockholders of record with whom you share an address, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of these documents for your household, please contact our General Counsel, Cristin L. Rothfuss, at 215 First Street, Cambridge, MA 02142, or at 1-617-800-4076.

If you participate in householding and wish to receive a separate copy of our Annual Report and this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our General Counsel at the address or telephone number indicated above and we will promptly deliver to you separate copies of these documents.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

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SAREPTA THERAPEUTICS, INC. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the directors, director nominees and executive officers of our Company as of April 24, 2026:

Name	Age	Position(s)(5)
Executive Officers
Douglas S. Ingram	63	Chief Executive Officer; Class I Director
Ryan H. Wong	47	Executive Vice President, Chief Financial Officer
Ian M. Estepan	50	President, Chief Operating Officer
Louise Rodino-Klapac, Ph.D.	48	President, Research and Development and Technical Operations
Cristin L. Rothfuss	58	Executive Vice President, General Counsel
Non-Employee Directors
Richard J. Barry(1)(2)(4)	67	Class II Director
M. Kathleen Behrens, Ph.D.(1)	73	Class II Director, Chairwoman of the Board of Directors
Kathryn J. Boor, Ph.D.(2)(4)	67	Class I Director
Michael Chambers(3)	51	Class I Director
Deirdre Connelly(2)(4)	65	Class I Director
Stephen L. Mayo, Ph.D.(1)(3)	64	Class II Director
Claude Nicaise, M.D.(3) (4)	73	Class II Director
Hans Wigzell, M.D., Ph.D.(2)(3)	87	Class I Director

(1)
Member of the audit committee. Dr. Behrens is the current chair of the audit committee.
(2)
Member of the nominating and corporate governance committee. Mr. Barry is the current chair of the nominating and corporate governance committee.
(3)
Member of the research and development committee. Dr. Wigzell is the current chair of the research and development committee.
(4)
Member of the compensation committee. Ms. Connelly is the current chair of the compensation committee.
(5)
The term of the Class I Directors expires as of the date of the 2026 Annual Meeting, and the term of the Class II Directors expires as of the date of the 2027 Annual Meeting.

Douglas S. Ingram has served as our Chief Executive Officer and a member of our Board since June 2017 and served as our President from June 2017 to July 2025. Prior to his appointment, from December 2015 until November 2016, he served as the Chief Executive Officer and President and a Director of Chase Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company. Prior to joining Chase Pharmaceuticals, Mr. Ingram served as the President of Allergan, Inc., a pharmaceutical company, from July 2013 until it was acquired by Actavis in early 2015. At Allergan, he also served as President, Europe, Africa and Middle East from August 2010 to June 2013, and Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010, where he led Allergan’s Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel of Allergan from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. With the acquisition of Allergan by Actavis, Mr. Ingram consulted as a special advisor to the Chief Executive Officer of Actavis. Mr. Ingram served as a director of Pacific Mutual Holding Company, a parent company for subsidiaries engaged in a variety of insurance, financial services and other investment-related businesses, from March 2015 to May 2018. Mr. Ingram received his J.D. from the University of Arizona and his Bachelor of Science degree from Arizona State University. Mr. Ingram currently serves on the board of Relay Therapeutics and is a member of its compensation committee. Mr. Ingram previously served on the board of Arrowhead Pharmaceuticals, Inc. from February 2025 to March 2026. Our nominating and corporate governance committee believes that Mr. Ingram is qualified to serve on our Board because of his role as Chief Executive Officer, which gives him an extensive understanding of our business and operations, and because of his broad experience in the pharmaceutical industry.

Ryan H. Wong has served as the Company's Executive Vice President, Chief Financial Officer since July 2025. Prior to such appointment, Mr. Wong served as the Company’s Senior Vice President, Strategic Finance, Treasury and Investor Relations since March 2025. From March 2022 to March 2025, he served as Vice President, Financial Strategy, Planning & Analysis and Treasury. Mr. Wong joined the Company as Vice President, Financial

Strategy, Planning & Analysis in July 2021. From June 2017 to July 2021, Mr. Wong worked at GW Pharmaceuticals plc, most recently as Vice President, Finance. He holds a Bachelor of Arts degree in Chinese language and literature from University of California Irvine and a Master's degree in accounting from the University of Southern California Marshall School of Business.

Ian M. Estepan has served as our President, Chief Operating Officer since July 2025. Previously, Mr. Estepan served as Executive Vice President, Chief Financial Officer from December 2020 to July 2025. Mr. Estepan joined the Company in January 2015 as Senior Director, Corporate Affairs. From October 2016 to December 2017, he served as our Executive Director, Corporate Affairs; from January 2018 to February 2019, he served as our Vice President, Chief of Staff and Corporate Affairs; and from February 2019 to December 2020, he served as our Senior Vice President, Chief of Staff and Corporate Affairs. Since November 2021, Mr. Estepan has served on the Board of Directors for Cellarity, a private biopharmaceutical company. Mr. Estepan currently serves as Executive Chairman of AbBC Therapies, a private biopharmaceutical company. Prior to joining the Company, Mr. Estepan managed a portfolio on the buyside at Spectra Financial Group for fifteen years, overseeing a portfolio of pharmaceutical, biotech and medtech equities. Mr. Estepan received his Bachelor of Arts in psychology with a concentration in pre-medicine from Columbia University.

Louise Rodino-Klapac, Ph.D. has served as our President, Research and Development and Technical Operations since July 2025. She previously served as our Executive Vice President, Chief Scientific Officer from December 2020 to July 2025. Dr. Rodino-Klapac was appointed as our Head of Research and Development in November 2021. Dr. Rodino-Klapac joined the Company as Vice President, Gene Therapy in April 2018. From February 2019 to December 2020, she served as our Senior Vice President, Gene Therapy. Prior to joining the Company, she served as the head of the Laboratory for Gene Therapy Research at Nationwide Children’s Hospital and co-founded and served as chief scientific officer of Myonexus Therapeutics before it was acquired by the Company in 2019. She is a National Institutes of Health (NIH) Fellow appointee and is a current board member of the Association for Regenerative Medicine, as well as a member of the American Society for Gene and Cell Therapy, and the American Academy of Neurology. She holds a Bachelor of Science degree in biology from Kings College and a Ph.D. in molecular genetics from Ohio State University.

Cristin L. Rothfuss has served as our Executive Vice President, General Counsel since November 2024. Ms. Rothfuss previously served as our Corporate Secretary from March 2025 to February 2026. Ms. Rothfuss joined the Company in October 2018 as our Executive Director, Corporate Transactions, and served as our Vice President, Corporate Transactions from April 2020 until February 2021, and as our Deputy General Counsel from February 2021 until November 2024. Ms. Rothfuss has served as a member of the Board of Trustees of Boston Day and Evening Academy since 2017. Prior to joining the Company, Ms. Rothfuss served as the Executive Director of Institutional Initiatives for the Office of Technology Development (OTD) at Harvard University. In addition, also at Harvard University, Ms. Rothfuss served as the Director of Technology Transactions at OTD and the Executive Director of the Institute for Quantitative Social Science. Prior to that, Ms. Rothfuss served as the Director of Intellectual Property and Corporate Counsel for pSivida Ltd., biopharmaceutical company. Ms. Rothfuss started her career as a litigation associate at Ivey, Barnum & O’Mara and Bernstein, Cushner & Kimball, both of which are private law firms. Ms. Rothfuss holds a Bachelor of Arts degree in Political Science from Yale University and a J.D. from the University of Connecticut School of Law.

Richard J. Barry has served as a member of our Board since June 2015. He also serves as a member of our audit committee and chair of our nominating and corporate governance committee. Mr. Barry is a long-time stockholder of the Company. He was a Partner and Advisory Board member of the San Diego Padres from 2009 to 2021. Mr. Barry served as a director of Elcelyx Therapeutics Inc., a pharmaceutical company, from 2013 to 2019, and was a Managing Member of GSM Fund, LLC, a fund established for the sole purpose of investing in Elcelyx. He was previously an Advisory Board member for the Schreyer Honors College at Pennsylvania State University and served as a director of Cluster Wireless, a San Diego-based software company. Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, a large equity hedge fund investing in a variety of industries, including health care, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry also spent over 13 years in various roles in institutional equity and investment management firms, including Lazard Freres, Legg Mason and Merrill Lynch. Mr. Barry was on the board of directors of MiMedx Group Inc., a publicly-traded biopharmaceutical company developing, manufacturing and marketing regenerative biologics utilizing human placental allografts, from June 2019 to August 2020. Mr. Barry has served as a director of Filana Therapeutics, Inc. (formerly Cassava Sciences, Inc.) since 2021 and was appointed Chief Executive Officer of Filana Therapeutics, Inc. in September 2024. Mr. Barry had served as Executive Chairman of Filana Therapeutics, Inc. beginning July 2024 until his appointment as Chief Executive Officer. Mr. Barry holds a Bachelor of Arts from Pennsylvania State University. Our nominating and corporate governance committee believes that Mr. Barry’s significant experience in the financial sector and extensive knowledge of the pharmaceutical industry qualifies him for service as a member of our Board.

M. Kathleen Behrens, Ph.D. has served as a member of our Board since March 2009 and as Chairwoman of the Board since April 2015. She also serves as a member and chair of our audit committee. She previously served as a member of our research and development committee. Dr. Behrens served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to early 2009 and as Chairwoman of PCAST’s Subcommittee on Personalized Medicine. She has served as a public-market biotechnology securities analyst as well as a venture capitalist focusing on healthcare, technology and related investments. Dr. Behrens was instrumental in the founding of several biotechnology companies, including Protein Design Labs, Inc. and COR Therapeutics, Inc. She worked for Robertson Stephens & Co. from 1983 through 1996, serving as a General Partner and Managing Director. Dr. Behrens continued in her capacity as a General Partner for selected venture funds for RS Investments, an investment management and research firm, from 1996 through December 2009, after management led a buyout of that firm from Bank of America. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a Managing Director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. From 1997 to 2005, she was a director of the Board on Science, Technology and Economic Policy for the National Research Council, and from 1993 to 2000 she was a Director, President and Chairwoman of the National Venture Capital Association. Since December 2009, Dr. Behrens has worked as an independent life sciences consultant and investor. Since May 2019, Dr. Behrens has served as a member of the board of directors and Chairperson of MiMedx Group Inc. ("MiMedx"), a publicly-traded biopharmaceutical company developing, manufacturing and marketing regenerative biologics utilizing human placental allografts. She also participates as a member of the nominating and corporate governance committee and audit committee of MiMedx. From 2019 to 2025, Dr. Behrens served as a member of the board of directors of IGM Biosciences Inc., a publicly-traded biotechnology company that is developing IgM antibodies for oncology and autoimmune indications, as well as the Chair of IGM's audit committee and member of the compensation committee and corporate governance committee. Dr. Behrens holds a Bachelor of Science in Biology and a Ph.D. in Microbiology from the University of California, Davis. Our nominating and corporate governance committee believes that Dr. Behrens’ significant experience in the financial services and biotechnology sectors, as well as in healthcare policy, qualifies her for service as a member of our Board.

Kathryn J. Boor, Ph.D. has served as a member of our Board since June 2022. She also serves as member of our nominating and corporate governance committee and a member of our compensation committee. Since January 2019, Dr. Boor has served as a member of the board of directors of Seneca Foods Corporation, an American food processor and distributor. She is also a member of Seneca’s compensation committee and is the chair of its nominating and corporate governance committee. Since January 2021, Dr. Boor has served as a member of the board of directors for International Flavors and Fragrance ("IFF"), an American corporation that creates and manufactures food, beverage, health & biosciences, scent and pharma solutions. She chairs IFF’s Innovation and Sustainability Committee and is a member of its nomination and governance committee. From 2019 to 2023, Dr. Boor served as a member of the board of directors for U.S. Israel Binational Agricultural Research and Development Fund, a funding program for mutually beneficial, mission-oriented, strategic and applied research of agricultural problems, jointly conducted by American and Israeli scientists. From 2014 through 2022, Dr. Boor served as a member of the board of directors and Vice President, Chair of Scientific Review Committee of the Foundation for Food and Agriculture Research. From 2013 to 2020, Dr. Boor served as Trustee of the International Life Sciences Institute. Dr. Boor earned a Bachelor of Science in Food Science from Cornell University in 1980, a Master of Science in Food Science from University of Wisconsin-Madison in 1983, and a Ph.D. in Microbiology from University of California, Davis in 1994. Dr. Boor served as assistant professor in the Cornell Food Science Department in 1994 and continued to lead the department as Chair from 2007 to 2010. Dr. Boor has served as the Dean of Cornell University Graduate School and Vice Provost for Graduate Education since October 2020. From July 2010 to September 2020, Dr. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University. Our nominating and corporate governance committee believes that Dr. Boor’s significant experience in the biosciences sector, as well as her extensive leadership experience in academia, qualifies her for service as a member of our Board.

Deirdre Connelly has served as a member of our Board since September 2024. She also serves as a member of and chair of our compensation committee and member of our nominating and corporate governance committee. She retired as president, North America Pharmaceuticals for GlaxoSmithKline (GSK) in 2015, a role she had held since 2009. Prior to joining GSK, she was with Eli Lilly and Company, where she served as president, U.S. Pharmaceutical Operations from 2005 to 2009. During her 26-year career with Eli Lilly, she held a variety of executive positions, including senior vice president of human resources for the corporation, as well as vice president of human resources for pharmaceutical operations. Ms. Connelly currently serves on the board of directors at Macy’s Corporation and Lincoln Financial Group, in addition to serving as the Chairperson of the

Board at Genmab A/B. Ms. Connelly holds a Bachelor’s degree in Economics and Business Management from Lycoming College and is a graduate of Harvard University's Advanced Management Program. Our nominating and corporate governance committee believes that Ms. Connelly’s extensive industry and significant leadership experiences qualify her for service as a member of our Board.

Michael Chambers has served as a member of our Board since June 2022. He also serves as a member of our research and development committee. Since August 2020, Mr. Chambers has served as a member of the board of directors of Calviri Inc, an integrated oncology company focused on cancer diagnostics and preventative cancer vaccines. Since 2020, Mr. Chambers has also served on the board of directors of Agathos Biologics. Mr. Chambers co-founded Aldevron, a company that provides nucleic acids, proteins, enzymes, and other biologicals to business partners in the biosciences sector, in 1998 and was President and Chief Executive Officer until August 2020 and served as Executive Chairman until August 2021 when Aldevron was acquired by Danaher Corporation. Mr. Chambers holds a Bachelor of Science degree in Biotechnology, Microbiology and Chemistry from North Dakota State University. Our nominating and corporate governance committee believes that Mr. Chambers significant leadership experience in the biosciences sector, as well as his extensive background in business, qualifies him for service as a member of our Board.

Stephen L. Mayo, Ph.D. has served as a member of our Board since November 2021. He also serves as a member of our research and development committee and audit committee. Since March 2021, Dr. Mayo has served as a member of the board of directors and on the audit and research committees of Merck. Since July 2022, Dr. Mayo has served as a member of the board of directors of Allogene Therapeutics, and is currently a member of its research and development committee and audit committee. In addition, he serves on the scientific advisory board of Vida Ventures. He co-founded Molecular Simulations Inc. (now Biovia) and Xencor, a public antibody engineering company. Dr. Mayo is currently the Bren Professor of Biology and Chemistry and Merkin Institute Professor at California Institute of Technology (Caltech). He joined the Caltech faculty in 1992, was a Caltech-based Howard Hughes Medical Institute Investigator from 1994 to 2007, served as Vice Provost for Research from 2007 to 2010 and Chair of the Division of Biology and Biological Engineering from 2010 to 2020. Dr. Mayo was elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design. He served as an elected board member for the American Association for the Advancement of Science from 2010 to 2014 and as a presidential appointee on the National Science Foundation’s National Science Board from 2013 to 2018. Dr. Mayo holds a B.S. in Chemistry from Pennsylvania State University and a Ph.D. in Chemistry from Caltech. He completed postdoctoral work at both UC Berkeley and Stanford University School of Medicine in chemistry and biochemistry, respectively. Our nominating and corporate governance committee believes that Dr. Mayo’s experience serving in leadership roles in various scientific and biotechnology institutions and companies qualifies him to serve as a member of our Board.

Claude Nicaise, M.D. has served as a member of our Board since June 2015. He also serves as a member of our compensation committee and as a member of our research and development committee. Dr. Nicaise is the owner of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Since January 2017, Dr. Nicaise has served as a member of the board of directors for Minoryx. Since February 2021, Dr. Nicaise has served as a member of the board of directors and on the compensation committee of Gain Therapeutics. Since March 2021, Dr. Nicaise has served as a member of the board of directors and on the audit committee of Chemomab. Since December 2023, Dr. Nicaise has served as a director of Filana Therapeutics, Inc. (previously Cassava Sciences, Inc.), a biopharmaceutical company, and is chair of its compensation committee and a member of its nominating and corporate governance committee. Dr. Nicaise was appointed Chairman of the Board of Cassava Sciences, Inc. in September 2024. He served as an Executive Vice President Regulatory at Ovid Therapeutics Inc., a company that develops medicines for orphan diseases of the brain, from 2015 to March 2023. From 2008 to 2014, Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals Inc., a pharmaceutical company. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including the following senior management positions: Vice-President of Global Development, Vice-President Worldwide Regulatory Science and Strategy and leadership positions in Oncology, Infectious Disease and NeuroScience Development. Dr. Nicaise holds an M.D. from the Universite libre de Bruxelles in Belgium. Our nominating and corporate governance committee believes that Dr. Nicaise’s significant experience in the pharmaceuticals sector, including in clinical and regulatory affairs, such as his support in connection with sixteen drug approvals, qualifies him for service as a member of our Board.

Hans Wigzell, M.D., Ph.D. has served as a member of our Board since June 2010. He also serves as a member of our nominating and corporate governance committee and a member of and chair of our research and development committee. He currently serves as chairman of Rhenman & Partners Asset Management AB, an investment management firm, and director of RaySearch Laboratories AB, a medical technology company. Since 2022, Mr. Wigzell has also served as chairman of the board of RaySearch Laboratories AB. From 2006 to 2020, Dr. Wigzell served as a director of Karolinska Development AB, a company listed on the Nasdaq OMX Stockholm market that selects, develops and seeks ways to commercialize promising new Nordic lifescience innovations. He also served as the chairman of Karolinska Development AB from 2017 to 2020. From 1995 to 2003, he was the President of the Karolinska Institute, a medical university and was General Director of the National Bacteriological Laboratory in Stockholm from 1987 to 1993. Dr. Wigzell is chairman of the board of the Stockholm School of Entrepreneurship. He is an elected member of several national academies, including the Swedish Royal Engineering Academy, Sweden; the Royal Academy of Science, Sweden; the Danish Academy of Arts and Letters; the American Academy of Arts and Sciences; the Finnish Science Society; and the European Molecular Biology Organization. In addition to serving as President of the Karolinska Institute, his academic career includes being Chairman of the Nobel Prize Committee, and the Karolinska Institute and Distinguished External Advisory Professor of Ehime University, Japan. Additionally, Dr. Wigzell was appointed Chairman of the Nobel Assembly in 2000. Dr. Wigzell holds an M.D. and Ph.D. from the Karolinska Institute in Stockholm and he has received honorary doctorate degrees at University “Tor Vergata” in Rome, Italy, Turku University in Finland, The Feinstein Institute in New York and Helsinki University in Finland. Our nominating and corporate governance committee believes that Dr. Wigzell’s experience serving in leadership roles in various scientific and biotechnology institutions and companies in countries around the world qualifies him to serve as a member of our Board.

Board Qualifications and Skills

The Board believes that directors with a broad mix of complementary qualifications, expertise, backgrounds and attributes is essential to meeting oversight responsibility. For example, and as detailed above, several of our Board members have overseen multiple drug and biologics approvals, both at our Company and on other boards on which they currently or have previously served. Other Board members have experience as leaders in academia, research or public companies in our industry, and/or experience in finance and accounting. We believe these experiences bolster robust Board discussions and enhance the Board's oversight function.

The table below summarizes the key qualifications and skills most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise. Our director nominees’ biographies describe each director’s background and relevant experience in more detail. The table reflects the Board of Directors as of April 24, 2026. The Board routinely reviews the overall composition of the Board as part of its self-evaluation process.

	Leadership Experience	Industry Knowledge	Sales or Marketing Experience	Accounting or Audit Experience	Public Policy or Regulation Experience	Academic or Technical Background	Public Company Board Experience
M. Kathleen Behrens, Ph.D.	✓	✓		✓	✓	✓	✓
Richard J. Barry	✓	✓	✓	✓	✓		✓
Kathryn J. Boor, Ph. D.	✓	✓		✓	✓	✓	✓
Deirdre Connelly	✓	✓	✓	✓			✓
Michael Chambers	✓	✓	✓			✓
Douglas S. Ingram	✓	✓	✓	✓	✓	✓	✓
Stephen L. Mayo, Ph.D.	✓	✓		✓	✓	✓	✓
Claude Nicaise, M.D.	✓	✓		✓	✓	✓	✓
Hans Wigzell, M.D., Ph.D.	✓	✓		✓	✓	✓	✓

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ELECTION OF SAREPTA THERAPEUTICS, INC. DIRECTORS

(Proposal 1)

General

As of the date of this proxy statement, the Board is composed of nine seats and we currently have nine seated directors. Our Bylaws currently permit a maximum of nine directors and a minimum of one director. The Board may, from time to time, change the number of directors as permitted by the Bylaws, but no decrease in the number of directors will have the effect of shortening the term of any incumbent director.

The following table sets forth the name of, and other information about, the nominees for election as a Class I director and those directors who will continue to serve after the Annual Meeting as Class II directors.

Name	Age	Director Since	Expiration of Term	Position(s) Held With Sarepta
Class I Director Nominees:
Douglas S. Ingram	63	2017	2026	CEO and Director
Hans Wigzell, M.D., Ph.D.	87	2010	2026	Director
Kathryn J. Boor, Ph.D.	67	2022	2026	Director
Michael Chambers	51	2022	2026	Director
Deirdre Connelly	65	2024	2026	Director

Class II Continuing Directors:
Richard J. Barry	67	2015	2027	Director
M. Kathleen Behrens, Ph.D.	73	2009	2027	Director and Chairwoman of the Board
Stephen L. Mayo, Ph.D.	64	2021	2027	Director
Claude Nicaise, M.D.	73	2015	2027	Director

Directors for a class whose term expires at a given annual meeting may be up for reelection for another two-year term at that meeting. Each director’s term will continue until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Pursuant to the Company's Amended and Restated Certificate of Incorporation, when there are six or more positions on the Board, the positions are divided into two equal, or nearly equal, classes, denoted as Class I and Class II. In even years, stockholders elect directors to fill all Class I positions, and in odd years, stockholders elect directors to fill all Class II positions. There is no cumulative voting for election of directors. This classification of the Board may have the effect of delaying or preventing changes in control. Except as otherwise provided by law, any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominees for Class I Director Election at the 2026 Annual Meeting of Stockholders

There are four nominees standing for election as Class I directors at the Annual Meeting. Based on the recommendation of the nominating and corporate governance committee, the Board has approved the nomination of the following nominees for election as Class I Directors: Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly for re-election as continuing directors. Each of the Class I director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

The Board’s nominating and corporate governance committee annually evaluates the composition of the Board to assess the skills and experiences that are currently represented on the Board and those that will be valuable given the Company’s current and future needs. In selecting Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly as director nominees, the nominating and corporate governance committee and the Board took into consideration, among other things, the Company’s strategic plans, the backgrounds and experiences of the nominees, and the interests of the Company’s stockholders. Please read the section above captioned "Directors, Director Nominees and Executive Officers" for more details with respect to each nominee. For additional considerations related to the process followed by the nominating and corporate governance committee and the Board in making Board composition decisions this year, please read the section below captioned “Corporate Governance and Board Matters — Committees of the Board — Nominating and Corporate Governance Committee.”

If elected, each of Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly will hold office as a Class I director until our 2028 annual meeting of stockholders and his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any of Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly becomes unable to serve or for good cause will not serve, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Vote Required and Board Recommendation

Each nominee who receives a majority of votes cast with respect to such nominee by the shares represented and entitled to vote at the Annual Meeting for such nominee will be elected as a director. Abstentions and broker non-votes, if any, will not affect the outcome of the vote in the election of directors.

The Board recommends that stockholders vote “FOR” the election of each of Douglas S. Ingram, Hans Wigzell, M.D., Ph.D., Kathryn J. Boor, Ph.D., Michael Chambers, and Deirdre Connelly as Class I Directors to the Board.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal 2)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the 2025 compensation paid to our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the section below captioned “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain senior executive management, to motivate their performance to attain clearly defined goals and to align their long-term interests with those of our stockholders. We believe our people are critical to our mission. We urge our stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement and the tables and narrative that follow for additional details about our executive compensation program, including information about the 2025 compensation paid to our named executive officers.

Our executive compensation program includes a significant pay-for-performance component that supports our business strategy and aligns the interests of our executives with those of our stockholders. In 2025, our executive compensation program rewarded financial, strategic and operational performance, and the achievement of pre-determined corporate goals selected by the compensation committee and Board to support our long-range plans and stockholder value creation. In light of the achievement of our re-calibrated corporate goals for 2025, the need to appropriately retain key talent instrumental to our business, and the compensation committee's review of the performance of our named executive officers, we believe that the compensation paid to our named executive officers was appropriate.

Advisory Vote and Board Recommendation

We request stockholder approval, on an advisory basis, of the 2025 compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Sarepta Therapeutics, Inc. approve, on an advisory basis, the compensation of the named executive officers for 2025, as disclosed in Sarepta Therapeutics, Inc.’s proxy statement for the Annual Meeting of Stockholders held in 2026 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures within the proxy statement.”

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the compensation of our named executive officers for 2025. As an advisory vote, the outcome of the vote on this proposal is not binding upon us.

Vote Required and Board Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote, including whether the votes cast “FOR” this proposal represent a majority of the votes cast in this proposal, when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations. Unless the Board determines otherwise, the next “say-on-pay” advisory vote will be held at the 2027 annual meeting of stockholders.

The Board recommends that stockholders vote “FOR” the compensation of our named executive officers for 2025.

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VOTE TO APPROVE 2026 EQUITY INCENTIVE PLAN

(Proposal 3)

Overview

On April 22, 2026, our Board, upon the recommendation of our compensation committee, approved the adoption of the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), subject to stockholder approval. The 2026 Plan is intended to supersede and replace the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”). The Board believes that long-term equity awards are an extremely important way to attract, motivate and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with those of the Company’s stockholders. The Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. The 2026 Plan will allow us to continue to grant equity awards to our key employees in furtherance of these objectives. Accordingly, we are requesting that our stockholders approve our 2026 Plan.

The Board recommends a vote “FOR” approval of the 2026 Plan.

Purpose and Effect of the Proposal

The Company is asking stockholders to approve the 2026 Plan because the Board believes the current number of shares available for awards under the 2018 Plan is not sufficient for the Company to provide equity incentives to eligible employees, and other eligible service providers, over the next year. The inability to provide equity-based compensation would could limit the ability of the Company to attract, motivate and retain highly qualified employees, including our leaders, and other service providers. Our people are critical to our mission, and we face intense competition for qualified talent. It is important that we properly motivate and retain our key talent, particularly following the February 2026 announcement that our Chief Executive Officer intends to retire from such position by the earlier of the end of 2026 or the appointment of his successor. Leadership transitions are inherently challenging, create uncertainty and may lead to increased employee turnover. It is crucial that we retain our key talent through this transition period.

We believe that the shares currently available for issuance under the 2018 Plan will be quickly depleted, and we will lose our ability to use equity as a compensation and incentive tool to retain key talent and instead will have to increase the use of cash-based awards to incentivize, motivate and retain our employees. In determining the Share Pool (as defined below) under the 2026 Plan, the Board took into consideration the compensation committee’s expectations with respect to the number of shares necessary to fund our equity compensation program for the next year, taking into account the ongoing volatility of our stock, changes in our growth strategy, and anticipated grants related to the retention and promotion of employees as we continue to advance our mission and multiple programs. The Board also considered the burn rate, dilution and overhang metrics disclosed below, as well as the peer and broader industry equity grant information provided by its independent compensation consultant, FW Cook.

Key Historical Equity Metrics

Approval of the 2026 Plan and its associated Share Pool will further assist us in effectively competing in the competitive market for employee talent over the next year, subject to changes in our growth strategy, while maintaining reasonable burn rates, overhang and dilution.

•
Annual Share Usage. The following table shows the annual share usage over the past three fiscal years under our equity incentive plans:

Share Usage Rate	2025	2024	2023	3-Year Average
Stock Options Granted	488,192	331,920	1,186,399	N/A
Restricted Stock Units Granted	5,587,063	1,287,387	663,700	N/A
Performance-Based Awards Granted	617,475	121,960	502,225	N/A
Weighted-Average Basic Common Shares Outstanding	100,120,000	95,075,000	92,398,000	N/A
Share Usage Rate	6.68%	1.83%	2.55%	3.69%

•
Overhang. The following table summarizes the shares issued and outstanding with respect to awards granted under the Company’s equity incentive plans, other than the Company's 2016 ESPP (defined below) (i.e., the 2018 Plan, the Company’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan” and together with the 2018 Plan, the “Prior Plans”), the 2014 Employment Commencement Incentive Plan and the 2024 Employment Commencement Incentive Plan) as of March 11, 2026:

Shares requested for approval under the new 2026 Plan*	6,740,000
Shares available for inducement awards under the 2024 Employment Commencement Incentive Plan*	2,327,478
Shares subject to outstanding stock options	6,434,447
Weighted-average exercise price of outstanding stock options	$82.93
Weighted-average remaining term of outstanding stock options	3.79 years
Shares subject to outstanding full-value awards	5,425,229
Total outstanding stock options and full-value awards	11,859,676
Shares of common stock outstanding as of 4/8/2026	105,571,146

* If the 2026 Plan is approved, each option/SAR under the 2026 Plan and the 2024 Employment Commencement Incentive Plan will count as one share and each award other than an option or a SAR (a full value award) under the 2026 Plan and the 2024 Employment Commencement Incentive Plan will count as 1.26 shares. As of March 11, 2026, there were 2,002,810 shares available for grant under the 2018 Plan; upon effectiveness of the 2026 Plan, any shares that remain available for grant under the 2018 Plan will be cancelled (see below).

Note: The proposed share request of 6,740,000 shares (an incremental 4,737,190 shares in addition to the 2,002,810 shares available under the 2018 Plan as of March 11, 2026) will be reduced by one share for every one share of stock that was subject to a stock option or a stock appreciation right granted after March 11, 2026 and prior to the Effective Date (as defined below) under a Prior Plan, and 1.26 shares for every one share of stock that was subject to a full value award granted after March 11, 2026 and prior to the Effective Date under a Prior Plan.

•
Upon effectiveness of the 2026 Plan, no further grants will be made under a Prior Plan.
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Dilution. Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of March 11, 2026, assuming that the entire share reserve is granted in stock options or SARs, would be 16.5% and the total fully-diluted overhang, assuming the share reserve is granted in full value awards only, would be 15.3%. The Company’s historical practice has been to grant a combination of stock options and full value awards, which would result in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of March 11, 2026. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
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Expected Duration. We expect that the share reserve under the 2026 Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately one year. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2026 Plan's reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Key Provisions of the 2026 Plan

The 2026 Plan includes a number of provisions intended to be aligned with the interests of our stockholders and promote effective corporate governance, including the following:

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Fungible Shares. Options and stock appreciation rights (“SARs”) count against the number of shares authorized under our 2026 Plan at a rate of one share for each share granted. “Full value” awards granted under the 2026 Plan count against the number of shares authorized for issuance under our 2026 Plan at a rate of 1.26 shares for each share granted.
•
No Stock Option Re-pricing/Exchange. Except in connection with specific corporate transactions (including stock dividends, stock splits, consolidations, mergers, recapitalizations and reorganizations), the 2026 Plan does not permit, without obtaining stockholder approval, (i) the amendment of the terms of stock options or SARs to reduce the exercise price or base value of such awards, (ii) the cancellation of any outstanding stock option or SAR in exchange for stock options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original stock options or SARs, or (iii) the cancellation of outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of stock on the date of such cancellation in exchange for cash or other consideration.
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Limits on Non-Employee Director Compensation in respect of Director Service. The 2026 Plan includes a limit on the total amount of compensation payable, whether in cash, shares, or a combination thereof, to each director for his or her service on the Board in any year (not including service in any other capacity).
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No Liberal Share Recycling of Any Awards. Shares underlying stock options and other awards issued under the 2026 Plan will not be recycled into the Share Pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.
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No Reload Awards. The 2026 Plan prohibits the grant of “reload” stock options or SARs. A “reload” stock option or SAR is an automatic grant of a stock option or SAR when a participant uses already-owned shares to exercise his or her stock option or SAR.
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No Dividends on Unvested Awards. No dividends or dividend equivalents will be payable with respect to stock options or SARs granted under the 2026 Plan. Any dividends or dividend equivalents paid with respect to shares underlying awards other than stock options or SARs will be subject to the same vesting terms otherwise applicable to the award.
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Minimum Vesting Requirement. Awards granted under 2026 Plan will be subject to a minimum vesting period of one year from the date of grant, provided that the following are exempt from such minimum vesting requirement: cash-based awards, substitute awards, shares delivered in lieu of fully vested cash obligations, awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and awards granted with respect to a maximum of 5% of the available share reserve authorized for issuance under the 2026 Plan.

Summary of the 2026 Plan

The following is a summary of the material terms of the 2026 Plan. A copy of the 2026 Plan is attached as Appendix A to this Proxy Statement, and we urge stockholders to read it in its entirety. The following description of the material terms of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan.

Purpose. The purpose of the 2026 Plan is to advance the interests of the Company by providing for the grant to participants of stock and stock-based awards, as described below.

Administration. The 2026 Plan is administered by the compensation committee (the “Committee”), except with respect to such matters that are not delegated to the Committee by the Board. As used in the 2026 Plan and this Proposal, the term “Administrator” refers to the Committee, the Board or any of its authorized delegates, as applicable. The Administrator has the discretionary authority to, among other things, administer and interpret the 2026 Plan, determine eligibility for and grant awards, determine, modify, accelerate or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2026 Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the 2026 Plan. Determinations of the Administrator under the 2026 Plan will be conclusive and bind all persons. The Administrator may delegate certain of its powers under the 2026 Plan to one or more of its members or members of the Board and, to the extent permitted by law, officers of the Company, and may delegate to employees or other persons such ministerial tasks as it deems appropriate.

Eligibility. Employees and directors of, and consultants and advisors to, the Company and its affiliates are eligible to be granted awards under the 2026 Plan. As of March 11, 2026, we estimate that approximately 835 employees, 8 non-employee directors, 3 consultants and 3 advisors would be eligible to participate in the 2026 Plan. As provided under the tax rules governing incentive stock options (“ISOs”), any recipient of ISOs will be limited to employees of the Company or certain affiliates.

Authorized Shares. Subject to adjustment as described below, a total of 6,740,000 shares may be delivered in satisfaction of awards under the 2026 Plan, plus the number of shares that become available for grant under an award, or any portion thereof, that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of shares, and less one share for every one share of stock that was subject to a stock option or a Stock Appreciation Right (“SAR”) granted after March 11, 2026 and prior to the Effective Date under a Prior Plan and less 1.26 shares for every one share of stock that was subject to an award other than a stock option or a SAR granted after March 11, 2026 and prior to the Effective Date under a Prior Plan (such aggregate number of shares of Stock, the “Share Pool”). Up to 6,740,000 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

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Each share subject to an award of stock options or SARs will reduce the Share Pool by one share and each share subject to any other award will reduce the Share Pool by 1.26 shares.
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All shares withheld in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will reduce the Share Pool at the foregoing fungible ratio. In addition, in the case of a SAR settled in stock, the Share Pool will be reduced by the full number of shares covered by the SAR, not only the number of shares delivered in settlement.
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Shares underlying awards that are settled in cash will not reduce the Share Pool.
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Shares underlying awards granted under the 2026 Plan that expire, become unexercisable, or terminate or that are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool; shares that, as of March 11, 2026 are subject to awards granted under a Prior Plan and that, on or after March 11, 2026, expire, become unexercisable, or terminate or that are forfeited to or repurchased by the Company without the issuance of shares will be added back to the Share Pool at the foregoing fungible ratio.
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Shares delivered under awards granted in substitution for awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.
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The Share Pool will not be increased by any shares delivered under the 2026 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

Shares that may be delivered under the 2026 Plan may be authorized but unissued shares, treasury shares, or previously issued shares acquired by the Company. The closing price of our common stock as reported on the Nasdaq Global Market on April 22, 2026 was $20.64 per share.

Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards that may be granted under the 2026 Plan, for his or her services as a director during such calendar year, may not exceed $1,000,000 in the aggregate ($1,500,000 in the aggregate with respect to a non-employee director’s first year of service on the Board), calculating the value of any equity awards based on the grant date fair value and assuming a maximum payout. The foregoing limitation does not apply to any compensation granted or paid to a director for his or her services to the Company or an affiliate other than as a director, including, without limitation, as a consultant, advisor or other service provider to the Company or a subsidiary.

Types of Awards. The 2026 Plan provides for the grant of stock options (including ISOs and nonqualified stock options (“NSOs”)), SARs, restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the 2026 Plan, but dividends or dividend equivalents relating to an award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) will be subject to the same risk of forfeiture that applies to the underlying award. No dividends or dividend equivalents will be payable with respect to stock options or SARs.

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Stock Options and SARs. The Administrator may grant stock options, including NSOs and ISOs, and SARs. A stock option is a right entitling the holder to acquire shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2026 Plan may not be less than 100% of the fair market value of the shares subject to such stock option or SAR on the date of grant (110% in the case of ISOs granted to certain employees), as defined as set forth above. Each stock option and SAR will have a maximum term that does not exceed ten years from the date of grant (or five years, in the case of ISOs granted to certain employees).
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Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of restricted stock, unrestricted stock, and stock units (including restricted stock units). A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified service or performance vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to us if specified performance or other vesting conditions are not satisfied.
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Performance Awards. The Administrator may grant performance awards, which are awards subject to performance vesting conditions, which may include performance criteria.
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Other Stock-Based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares, subject to such terms and conditions as are determined by the Administrator.
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Substitute Awards. The Administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2026 Plan.

Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the 2026 Plan, including the time or times an award vests or becomes exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The Administrator may at any time accelerate the vesting or exercisability of an award. No award will provide for automatic “reload” grants of a stock option or SAR.

Minimum Vesting Requirement. Awards granted under the 2026 Plan will be subject to a minimum vesting period of one year from the date of grant, subject to the Administrator’s ability to provide for acceleration of vesting, including upon a change in control, death, disability or retirement; provided that the following are exempt from such minimum vesting requirement: cash-based awards, substitute awards, shares delivered in lieu of fully vested cash obligations, awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and awards granted with respect to a maximum of 5% of the available share reserve authorized for issuance under the 2026 Plan.

No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2026 Plan may not be amended to reduce the exercise price or base value of the stock option or SAR, cancelled and exchanged for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock option or SAR, or cancelled when the exercise price or base value of the stock option or SAR is greater than the fair market value of a share on the date of such cancellation in exchange for cash or other consideration, in each case, without stockholder approval.

Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution. In no event may any award be transferred for consideration to a third party.

Effect of Certain Transactions. In the event of a Covered Transaction (as defined in the 2026 Plan), which includes the acquisition by any person, or more than one person acting as a group (“Person”), of ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, and a change in the ownership of a substantial portion of the Company’s assets, the Administrator may, with respect to outstanding awards, which treatment does not have to be the same for all awards, provide for:

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The assumption, continuation or substitution of some or all awards or any portion of an award by the acquirer or surviving entity;
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The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any, on such terms and conditions as the Administrator determines; and/or
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The acceleration of exercisability and/or delivery of shares, in full or in part.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction; provided, however, that unless the Administrator provides for the assumption, continuation or substitution of awards, all outstanding awards shall become immediately and fully exercisable, any applicable vesting conditions shall be deemed satisfied, with any performance vesting conditions deemed to be satisfied at 100% of target levels, and any forfeiture restrictions shall be deemed to have lapsed, in each case as of immediately prior to the consummation of the covered transaction.

Adjustment Provisions. In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the Share Pool; the number and kind of shares or securities subject to, and, if applicable, the exercise or purchase price (or base values) of, outstanding awards; and any other provisions affected by such event.

Clawback. The Administrator may provide that outstanding awards and proceeds from the exercise or disposition of awards or stock acquired under awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the participant violates any restrictive covenants by which the participant is bound or any applicable Company policy that provides for such forfeiture, disgorgement or clawback, or to the extent required by law or applicable stock exchange listing standards and any related Company policy.

Effective Date, Amendments and Termination. The Board adopted the 2026 Plan on April 22, 2026, subject to approval by our stockholders; upon such approval the 2026 Plan will become effective (the date the 2026 Plan becomes effective, the "Effective Date"). No awards will be granted after April 22, 2036. The Administrator may at any time or times amend the 2026 Plan or any outstanding award and may at any time terminate the 2026 Plan as to future grants. However, except as expressly provided in the 2026 Plan or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the 2026 Plan or at the time the award was granted). Any amendments to the 2026 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the 2026 Plan under the law as in effect on the date of this Proxy Statement. The summary of federal income taxes does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2026 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction is generally available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of the holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is generally available to Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash or the excess, if any, of the fair market value of the shares received on exercise over the base value from which appreciation is measured, as applicable, and a corresponding deduction is generally available to the Company.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code (the “83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2026 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2026 Plan may be subject to an additional 20% federal tax and may not be deductible to the Company.

New Plan Benefits

The future benefits or amounts that would be received under the 2026 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. For further information on awards to non-employee directors, see the section “Compensation of Board” beginning on page 36 of this Proxy Statement.

The following table below sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2018 Plan during fiscal year 2025. Awards granted under our 2024 Employment Commencement Incentive Plan during the period are not included below.

		2025 Grants
Name	Title	Options	Awards
Douglas S. Ingram	Chief Executive Officer	—	539,084	(1)
Ryan H. Wong	Executive Vice President, Chief Financial Officer	8,070	122,888	(2)
Ian M. Estepan	President, Chief Operating Officer	16,644	168,703	(3)
Louise Rodino-Klapac, Ph.D.	President, Research and Development and Technical Operations	16,644	168,703	(3)
Cristin L. Rothfuss	Executive Vice President, General Counsel	16,644	143,703	(4)

Former Officer
Dallan Murray	Former Executive Vice President, Chief Customer Officer	16,644	24,828	(5)

All current executive officers as a group		58,002	1,143,081
All current directors who are not executive officers as a group (8 persons)		38,336	19,064
All employees, including current officers who are not executive officers, as a group		391,854	5,039,838

(1)
Amounts included in Awards represent 123,001 PSUs, 146,541 PSAs, and 269,542 RSUs.
(2)
Amounts included in Awards represent 25,000 PSUs and 97,888 RSUs.
(3)
Amounts included in Awards represent 66,552 PSUs and 102,151 RSUs.
(4)
Amounts included in Awards represent 41,552 PSUs and 102,151 RSUs.
(5)
Amounts included in Awards represent 16,552 PSUs and 8,276 RSUs.

Summary

We believe that the approval of the 2026 Plan is essential to our success. Our employees are our most valuable asset. Awards such as those provided under the 2026 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success in our industry’s very competitive labor markets and during our leadership transition. By granting "at-risk" equity awards, we further align the interests of our service providers with those of our stockholders.

Failure to obtain stockholder approval to approve the 2026 Plan, which anticipates replacing the 2018 Plan that is currently insufficient to cover projected needs over the next year, could have a negative impact on the Company and its ability to retain and motivate key employees, consultants and advisors and, therefore, negatively impact the Company’s ability to effectively execute its business plans.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The Board recommends that stockholders vote “FOR” approval of the 2026 Plan.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

VOTE TO APPROVE 2026 EMPLOYEE STOCK PURCHASE PLAN

(Proposal 4)

On April 22, 2026, our Board, upon the recommendation of our compensation committee, approved the adoption of the Company’s 2026 Employee Stock Purchase Plan (the “2026 ESPP”), subject to stockholder approval. The 2026 ESPP is intended to supersede and replace the Company’s Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated as of June 17, 2016) (the “2016 ESPP”).

The 2026 ESPP is designed to enable eligible employees of the Company and certain of its subsidiaries to acquire a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). We believe that offering an employee stock purchase plan helps eligible employees provide for their future financial security, encourages such employees to remain in the employment of the Company and its subsidiaries, and further aligns their interests with those of our stockholders by increasing such employees' ownership in the Company. The 2026 ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code.

The Board recommends a vote “FOR” approval of the 2026 ESPP.

The full text of the 2026 ESPP is attached as Appendix B to this Proxy Statement. The following description of certain features of the 2026 ESPP is qualified in its entirety by reference to the full text of the 2026 ESPP.

Summary of the 2026 ESPP

Purpose. The purpose of the 2026 ESPP is to enable eligible employees to use payroll deductions to purchase shares of our common stock, and thereby acquire an interest in us. The 2026 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Plan Administration. The 2026 ESPP will be administered by the compensation committee, which will have the discretionary authority to interpret the 2026 ESPP, determine eligibility under the 2026 ESPP, prescribe forms, rules and procedures relating to the ESPP, and otherwise do all things necessary or desirable to carry out the purposes of the ESPP. The compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Board of Directors and our officers and employees, in each case, to the extent permitted by law. As used in this summary, the term “Administrator” refers to the compensation committee and its authorized delegates, as applicable.

Shares subject to 2026 ESPP. Subject to adjustment as described below, the aggregate number of shares of our common stock available for purchase pursuant to the exercise of options under the 2026 ESPP will be equal to 1,500,000 shares of common stock. Shares to be delivered upon exercise of options under the 2026 ESPP may be authorized but unissued shares, treasury shares, or previously issued shares acquired by us. If any option granted under the 2026 ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the 2026 ESPP. The closing price of our common stock as reported on the Nasdaq Global Market on April 22, 2026 was $20.64 per share.

Eligibility. Participation in the 2026 ESPP generally will be limited to our employees and employees of our subsidiaries who satisfy the requirements for eligibility as set forth in the 2026 ESPP. The Administrator may establish additional or other eligibility requirements, or change the requirements described in this paragraph, to the extent consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing five percent or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, will not be eligible to participate in the 2026 ESPP. As of March 11, 2026, we estimate that approximately 842 employees would be eligible to participate in the 2026 ESPP.

General Terms of Participation. The 2026 ESPP allows eligible employees to purchase shares of our common stock during specified offering periods. Unless otherwise determined by the Administrator, offering periods under the 2026 ESPP will be six months in duration and commence on the first business day of January and July of each year. During each offering period, eligible employees will be granted an option to purchase shares of our common stock on the last business day of the offering period. A participant may purchase a maximum of 2,500 shares with respect to any offering period (or such lesser number as the Administrator may prescribe). No participant will be granted an option under the 2026 ESPP that permits the participant’s right to purchase shares of our common stock under the 2026 ESPP and under all other employee stock purchase plans of us or our parent or subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value (or such other maximum as may be prescribed by the Code) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code.

Unless otherwise specified by the Administrator, the purchase price of each share issued pursuant to the exercise of an option under the 2026 ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the lesser of: (i) the fair market value of a share of our common stock on the date the option is granted, which will be the first day of the offering period; and (ii) the fair market value of a share of our common stock on the exercise date, which will be the last business day of the offering period.

The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the 2026 ESPP, in each case, without stockholder approval, except as required by law.

Participants in the 2026 ESPP will pay for shares purchased under the 2026 ESPP through payroll deductions. Participants may elect to authorize payroll deductions between one and fifteen percent of the participant’s eligible compensation each payroll period.

Adjustments Upon Certain Covered Transactions. In the event of a (i) sale of all or substantially all of our then-outstanding common stock or a sale of all or substantially all of our assets, or (ii) merger or similar transaction in which we are not the surviving corporation or which results in the acquisition of us by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants’ accounts returned, or that the option period will end before the date of the proposed corporate transaction.

Adjustments Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure that constitutes an equity restructuring, the Administrator will make appropriate adjustments to the aggregate number and type of shares available for purchase under the 2026 ESPP, the number and type of shares granted under any outstanding option, the maximum number and type of shares purchasable under any outstanding option and/or the purchase price per share under any outstanding option.

Amendment and Termination of 2026 ESPP. The Administrator has discretion to amend the 2026 ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require stockholder approval. The Administrator may suspend or terminate the 2026 ESPP at any time.

Effective Date and Term. The 2026 ESPP is in effect until April 22, 2036 unless sooner terminated by the Board.

U.S. Federal Income Tax Consequences Relating to the 2026 ESPP

The following is a summary of certain material federal income tax consequences associated with the grant and exercise of options under the 2026 ESPP under current federal tax laws and certain other tax considerations associated with purchase rights under the 2026 ESPP. The summary does not address tax rates, withholding rates or requirements or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The 2026 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of the Company’s common stock purchased under the 2026 ESPP ("ESPP Shares"). Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.

If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 15% of the fair market value of the ESPP Shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the ESPP Shares over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.

New Plan Benefits

The amounts of future stock purchases under the 2026 ESPP are not determinable because, under the terms of the 2026 ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon the fair market value of shares of the Company’s common stock.

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock that have been purchased under the 2016 ESPP since its approval by our stockholders in April 2013 through March 31, 2026.

2016 ESPP
Name and position	Number of shares
Douglas S. Ingram, Chief Executive Officer	—
Ryan H. Wong, Executive Vice President, Chief Financial Officer	1,382
Ian M. Estepan, President, Chief Operating Officer	1,928
Louise Rodino-Klapac, Ph.D., President, Research and Development and Technical Operations	1,924
Cristin L. Rothfuss, Executive Vice President, General Counsel	1,892

Former Officer
Dallan Murray, Former Executive Vice President, Chief Customer Officer	7,003

All current executive officers as a group	7,126
All employees, including all current officers who are not executive officers, as a group	1,296,662

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The Board recommends that stockholders vote “FOR” the approval of the 2026 ESPP.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Proposal 5)

Our audit committee has selected the firm of KPMG LLP to be the Company’s independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2026 and the Company’s internal control over financial reporting. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors. KPMG LLP has served as our independent auditors since 2002.

Audit and Other Fees

The following table shows fees for professional services rendered by KPMG LLP for the years ended December 31, 2025 and December 31, 2024:

Fees	2025	2024
Audit fees	$2,795,440	$2,879,399
Audit-related fees	—	—
Tax fees	1,086,525	1,024,698
All other fees	11,060	16,960
Total	$3,893,025	$3,921,057

Audit fees are fees for the integrated audit of our 2025 and 2024 consolidated financial statements and effectiveness of internal control over financial reporting included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services that are provided in connection with statutory and regulatory filings, such as consents and comfort letters.

Tax fees are fees for international, federal, state and local tax compliance and consultation services.

All other fees are fees related to subscription to KPMG LLP’s Accounting Research Online and Custom Learning Portal.

Policy on Audit Committee Pre-Approval of Fees

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between regularly scheduled meetings of the audit committee, the audit committee has delegated authority to the chairwoman of the audit committee to pre-approve services, in which case the chairwoman communicates such pre-approval to the full audit committee at its next meeting. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2025 and 2024, all services provided by KPMG LLP were pre-approved by the audit committee in accordance with this policy.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The Board recommends that stockholders vote “FOR” ratification of this appointment.

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STOCK OWNED BY SAREPTA THERAPEUTICS, INC. MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of April 8, 2026, with respect to: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)		Amount and Nature of Beneficial Ownership (# of Shares)(2)	Percent of Class(2)
Officers and Directors
Richard J. Barry	(3)	3,250,708	3.1%
M. Kathleen Behrens, Ph.D.	(4)	253,873	*
Hans Wigzell, M.D., Ph.D.	(5)	71,614	*
Claude Nicaise, M.D.	(6)	77,923	*
Stephen L. Mayo, Ph.D.	(7)	26,808	*
Michael Chambers	(8)	314,751	*
Kathryn J. Boor, Ph.D.	(9)	28,320	*
Deirdre Connelly	(10)	10,269	*

Douglas S. Ingram	(11)	2,590,417	2.5%
Ryan H. Wong	(12)	34,249	*
Ian M. Estepan	(13)	296,464	*
Louise Rodino-Klapac, Ph.D.	(14)	352,779	*
Cristin L. Rothfuss	(15)	22,762	*
All current directors and executive officers as a group (13 persons)	(16)	7,330,937	6.9%

Former Officers
Dallan Murray	(17)	38,202	*

5% Stockholder	(18)
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022	(19)	13,232,652	12.5%
Entities Affiliated with AQR Capital Management, One Greenwich Plaza, Suite 130, Greenwich, CT 06830	(20)	8,104,869	7.7%
State Street Corporation, One Congress Street, Suite 1, Boston, MA 02114	(21)	5,304,907	5.0%
Shares Outstanding as of 4/8/2026		105,571,146

* Indicates beneficial ownership of one percent or less.

(1)
Except as otherwise indicated, the address of each stockholder identified is c/o Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)
Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days as of April 8, 2026 are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.
(3)
Includes 34,041 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(4)
Includes 46,391 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(5)
Includes 46,391 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.

(6)
Includes 46,391 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(7)
Includes 25,043 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(8)
Includes 20,057 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(9)
Includes 20,057 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(10)
Includes 6,939 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(11)
Includes 2,200,110 shares of our common stock subject to options exercisable within 60 days of April 8, 2026. Such shares are subject to a one-year holding period upon exercise.
(12)
Includes 22,731 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(13)
Includes 265,240 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(14)
Includes 298,215 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(15)
Includes 30,652 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(16)
Includes 3,062,258 shares of our common stock subject to options exercisable within 60 days of April 8, 2026.
(17)
The amount is based on a Form 4 filed on March 11, 2025. The Company terminated Mr. Murray’s employment effective July 18, 2025.
(18)
The Vanguard Group (“Vanguard”) reported on a Schedule 13G/A filed with the SEC on September 8, 2025 that Vanguard was the beneficial owner of 10,641,733 shares of our common stock and had sole voting power of none of such shares, shared voting power of 606,072 of such shares, sole dispositive power of 9,925,846 of such shares, and shared dispositive power of 715,887 of such shares. On March 27, 2026, Vanguard subsequently filed an amended Schedule 13G/A with the SEC, reporting that it no longer has, or is deemed to have, beneficial ownership over shares of our common stock beneficially owned by various Vanguard subsidiaries and/or business divisions due to an internal realignment on January 12, 2026. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).
(19)
Based solely on information contained in the Schedule 13G/A filed with the SEC on January 21, 2026, reporting beneficial ownership of BlackRock, Inc. BlackRock Inc. has sole voting power of 12,913,969 shares of our common stock and sole dispositive power of 13,232,652 shares of our common stock.
(20)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2026, reporting beneficial ownership of AQR Capital Management, LLC and AQR Capital Management Holdings, LLC. AQR Capital Management, LLC and AQR Capital Management Holdings, LLC have shared voting power of 8,104,869 shares of our common stock and shared dispositive power over 8,104,869 shares of our common stock.
(21)
Based solely on information contained in the Schedule 13G filed with the SEC on November 10, 2025, reporting beneficial ownership of State Street Corporation. State Street Corporation has shared voting power of 5,055,825 shares of our common stock and shared dispositive power over 5,304,907 shares of our common stock.

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Equity Compensation Plan Information

The table below summarizes information, as of December 31, 2025, with respect to shares of our common stock that may be issued under our equity plans:

	Number of securities to be issued upon exercise of outstanding options		Number of securities to be issued upon vesting of outstanding restricted stock awards/units		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a)		(b)			(d)
Equity compensation plans approved by security holders	3,643,869	(1)	5,660,056	(1)	$108.02	2,200,542	(3)
Equity compensation plan not approved by security holders	2,948,434	(2)	403,564	(2)	$52.09	2,271,419	(4)
Total	6,592,303		6,063,620		$83.00	4,471,961

(1)
Of the number of securities to be issued upon exercise or vesting, 8,958,722 shares of our common stock are subject to outstanding options and RSUs under the 2018 Plan, and 345,203 shares of our common stock are subject to outstanding options and RSUs under our Amended and Restated 2011 Equity Incentive Plan (the "2011 Plan"). Following the adoption of the 2018 Plan, no further grants will be, or have been, made under the 2011 Plan.
(2)
2,948,015 shares of our common stock are subject to outstanding options and RSUs under the 2014 Employment Commencement Incentive Plan (the "2014 Plan"), and 403,983 shares of our common stock are subject to outstanding options and RSUs under the 2024 Employment Commencement Incentive Plan (the "2024 Plan").
(3)
1,804,330 shares of our common stock reserved for future issuance under the 2018 Plan and 396,212 shares of common stock reserved for future issuance under the 2016 ESPP.
(4)
2,271,419 shares of our common stock were reserved for future issuance under the 2024 Plan.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of the Company on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The audit committee discussed with KPMG LLP, our independent registered public accounting firm that is responsible for expressing an opinion on the conformity of audited consolidated financial statements with generally accepted accounting principles and an opinion on our internal controls over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the audit committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of KPMG LLP and has concluded that such non-audit services are compatible with the independence of KPMG LLP.

The audit committee discussed with KPMG LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls and the overall quality of our financial reporting. The audit committee held a total of five meetings during 2025.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the 2025 audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

M. Kathleen Behrens, Ph.D., Chairwoman

Richard J. Barry

Stephen L. Mayo, Ph.D.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The Board and its standing committees (audit, compensation, nominating and corporate governance and research and development) oversee the management of risks inherent in the operation of our business and activities related to mitigation of such risks. The Board has delegated certain risk management responsibilities to its committees:

•
The Board and the audit committee evaluate our policies with respect to risk assessment and risk management, and monitor our liquidity risk, regulatory risk, operational risk, climate risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the independent accountants, the audit committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.
•
In addition, the audit committee also oversees and reviews with management the Company’s information technology systems, cybersecurity policies, procedures and programs, including hardware and software improvements (such as the use of artificial intelligence tools), to mitigate the risk of cyber-related threats and reports the findings of such review to the Board on an annual basis.
•
As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us, as well as risks related to human capital and in connection with the Board, succession planning and risk.
•
The Board and the nominating and corporate governance committee monitor our governance risk, including the composition of our Board and its standing committees, by regular review with management and outside advisors.
•
The Board and the research and development committee evaluate progress on research and development activities intended to identify, screen or advance drug candidates either for the Company's proprietary benefit or as part of an external collaboration.

Additionally, the Board is tasked with the succession planning of the Chief Executive Officer. The Board, in connection with the compensation committee, also oversees succession planning risk for the Company's other executive officers. In February 2026, Mr. Ingram announced his intention to retire by the end of 2026 or upon the appointment of his replacement. During our stockholder outreach in 2025 and 2026, as further described below under the caption "2025-2026 Stockholder Engagement and Feedback," certain of our stockholders communicated to us that they viewed CEO succession planning, including the compensation of any such successor, as an area of importance to them and our business. The Board remains actively engaged in a search for a successor to Mr. Ingram, reviewing candidates both internally and externally. This stockholder feedback will help inform the compensation structure and considerations for a successor CEO. In addition, the Board will continue to assess the leadership needs of the Company, as otherwise applicable.

Board Leadership Structure and Determination of Independence

Leadership Structure

The positions of Chief Executive Officer and Non-Executive Chairwoman of the Board are held by two different individuals. Currently, Mr. Ingram serves as our Chief Executive Officer and Dr. Behrens serves as the Chairwoman of the Board. Our Non-Executive Chairwoman has many of the duties and responsibilities that a “lead independent director” might have and, therefore, the Board has determined not to designate a separate “lead independent director.” This structure allows our Chief Executive Officer to focus on our strategic direction and our day-to-day business, while our Non-Executive Chairwoman provides guidance to the Chief Executive Officer and leads the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position given our commercial stage and number of product candidates, as well as the commitment required to serve as our Non-Executive Chairwoman. The Board believes that this leadership structure is appropriate because it allows us to speak externally to our various constituents, as well as internally to our officers and employees, on a unified and consistent basis, and fosters clear accountability and effective decision-making. At the same time, the Board’s structure incorporates appropriate independence and programs for risk management oversight of our overall operations, including our compensation programs. The Board will continue to assess the appropriateness of this structure as part of the Board’s broader succession planning process, as described below.

Board Determination of Independence

The Board has determined that each of our current directors, except for Mr. Ingram, is an “independent director” as that term is defined in Nasdaq Marketplace Rule 5605(a)(2). The independent directors generally meet in executive session at least quarterly.

The Board has also determined that each current member of the audit committee and the compensation committee meets the heightened independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.

We have been, and continue to be, a strong advocate of the independence of the Board and have put into place measures to see that the members of the Board provide independent oversight. The Board believes that it also has established substantial independent oversight of management. For example, each of the Board’s four standing committees is currently comprised solely of independent directors. Each of the standing committees operates under a written charter adopted by the Board. Accordingly, oversight of critical matters, such as the integrity of our financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and its committees, is entrusted to independent directors.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all directors and employees, including all officers, and is intended to ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. We have contracted with a third party to provide a method for employees and others to report violations of the Code of Conduct anonymously. A copy of the Code of Conduct is posted on our website at www.sarepta.com under “Investors — Corporate Governance.”

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.

Insider Trading Policies and Procedures

Our Insider Trading Policy governs the purchase, sale and other dispositions of our securities by directors, officers and employees of the Company and our subsidiaries, including their respective immediate family members and certain other affiliated persons and entities, other persons as the Company may determine, and the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable to us.

Our Insider Trading Policy is included as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 2, 2026.

Board and Committee Meetings

During 2025, the Board met thirteen times and acted by unanimous written consent eight times. During 2025, our audit committee met five times and acted by written consent two times, our compensation committee met nine times and acted by written consent eight times, our nominating and corporate governance committee met four times and our research and development committee met two times. None of our directors attended fewer than 75% of the aggregate of all meetings of the Board and committees on which such director served.

We require all domestic-based members of the Board to attend the annual meeting of the stockholders in person, or virtually if such annual meeting is held solely as a virtual meeting, absent disability, illness, an emergency, or other unusual circumstances reasonably necessitating the director not being at the annual meeting. All of our directors serving on the Board at the time attended our virtual 2025 annual meeting of stockholders.

Committees of the Board

During 2025, the Board had four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the research and development committee. The charters for the audit committee, the compensation committee and the nominating and corporate governance committee, as adopted by the Board, are available on our website at www.sarepta.com under “Investors — Corporate Governance.” The functions performed by each committee are described below.

The following table summarizes the composition of our committees as of April 24, 2026:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Richard J. Barry	*	*	**
M. Kathleen Behrens, Ph.D.	**
Kathryn J. Boor, Ph.D.		*	*
Michael Chambers				*
Deirdre Connelly		**	*
Douglas S. Ingram
Stephen L. Mayo, Ph.D.	*			*
Claude Nicaise, M.D.		*		*
Hans Wigzell, M.D., Ph.D.			*	**

*Represents membership on a committee

**Represents Chair of a committee

Audit Committee

The audit committee reviews with our independent registered public accounting firm the scope, results and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (i) has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, (ii) discusses with our auditors their independence from management, (iii) reviews the scope of the independent annual audit, (iv) establishes procedures for handling complaints regarding our accounting practices, (v) oversees risks including those related to cybersecurity and climate and (vi) oversees the annual and quarterly financial reporting process. A full description of the responsibilities and duties of the audit committee is contained in the audit committee charter.

In April 2026, the audit committee reviewed the tenure of its engagement with the Company's independent registered public accounting firm, KPMG. The audit committee determined that the continued engagement of KPMG was appropriate given their expertise in our industry and the related unique audit considerations, and believes that the lead audit partner rotation every five years provides the audit committee with fresh perspectives.

The current members of the audit committee are M. Kathleen Behrens, Ph.D. (Chairwoman), Richard J. Barry and Stephen L. Mayo, Ph.D. The Board has determined that each of Dr. Behrens and Mr. Barry is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The audit committee report is included in this proxy statement.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs, as more fully described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation committee charter. Pursuant to its charter, the compensation committee has the authority to delegate any of its responsibilities to subcommittees as the compensation committee may deem appropriate in its sole discretion.

The Compensation Committee Charter previously included a fixed compensation committee Chairperson and member rotation. However, the Board felt that such rotation did not provide for adequate flexibility for membership transitions and could result in the loss of valuable insights. The Board continues to believe in the importance of fresh perspectives, diversification of views and experiences represented on the compensation committee and believes such representation can be achieved without a fixed Chairperson and member rotation. For example, Deirdre Connelly was appointed to the committee in December 2024 and then appointed as compensation committee chair in June 2025. Ms. Connelly's appointment represents the Board's commitment to broadening membership and consistently evaluating committee memberships.

The current members of the compensation committee are Deirdre Connelly (Chairwoman), Richard J. Barry, Kathryn J. Boor, Ph.D., and Claude Nicaise, M.D. The compensation committee report is set forth in the “Compensation Committee Report” section of this proxy statement.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews candidates and makes recommendations of director nominees for the Board. The nominating and corporate governance committee is also responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board, overseeing the Company's environmental, social and governance ("ESG") programs, and ensuring compliance with the Code of Conduct. As part of its duties, the nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the Board in accordance with laws and regulations established by the SEC and Nasdaq, our Bylaws and applicable corporate law, and make recommendations to the Board regarding such individuals based on the established criteria for members of the Board. A description of these processes is included below under “Director Nomination Process.” The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations. A full description of the responsibilities and duties of the nominating and corporate governance committee is contained in the nominating and corporate governance charter.

The current members of the nominating and corporate governance committee are Richard J. Barry (Chairman), Kathryn J. Boor, Ph.D., Deirdre Connelly, and Hans Wigzell, M.D., Ph.D.

Research and Development Committee

The research and development committee provides the Board with a deeper insight into the research and development activities at the Company. The research and development committee receives information for evaluation progress on research and development activities intended to identify, screen or advance drug candidates either for the Company´s proprietary benefit or as part of an external collaboration. In its review, the research and development committee includes external competition for early research programs, whether technology or therapeutic program based, as well as basic research, preclinical activities and clinical studies. Based on information received by the research and development committee, the committee advises to the full Board regarding: (i) research and development activities to support the Company’s multi-year strategic plan; (ii) appropriateness of the overall annual research and development budget relative to the strategic plan and other major expenditures; (iii) advisability of collaborative programs; and (iv) advisability of management’s recommendations for initiation of clinical studies.

The current members of the research and development committee are Hans Wigzell, M.D., Ph.D. (Chairman), Michael Chambers, Stephen L. Mayo, Ph.D. and Claude Nicaise, M.D.

Director Nomination Process

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and range of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every member of the Board should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The nominating and corporate governance committee has not established specific minimum age, education and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board seeks to ensure that each director will have high standards of personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board, as a whole, will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. These qualifications and attributes are not the only factors the nominating and corporate governance committee will consider in evaluating a candidate for nomination to the Board, and the nominating and corporate governance committee may reevaluate these qualifications and attributes at any time.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria include the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of our business, independence, judgment and integrity, ability to commit sufficient time and attention to Board activities, and any potential conflicts with our business and interests. In addition, the Board and the nominating and corporate governance committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented, as well as the skills and experience that the Board will find valuable in the future, given our strategic plans. The Board and the nominating and corporate governance committee believe that a range of views and experiences is an important factor in determining the composition of the Board and, therefore, seek a variety of occupational and personal backgrounds for its members in order to obtain a broad range of viewpoints and perspectives and to enhance the Board. This annual evaluation of the Board’s composition enables the Board and the nominating and corporate governance committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as our needs evolve and change over time. In identifying director candidates from time to time, the Board and the nominating and corporate governance committee may identify specific skills and experience that they believe we should seek in order to constitute a balanced and effective Board.

The nominating and corporate governance committee will consider for nomination to the Board candidates recommended by stockholders, provided that such recommendations are delivered to the nominating and corporate governance committee in the manner described below under “Communications with the Board,” together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected. The nominating and corporate governance committee must receive the foregoing information not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is more than 30 days before or more than 60 days after the anniversary date, the nominating and corporate governance committee must receive the foregoing information not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the date of the annual meeting is first disclosed in a public announcement. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Board's nominees also must comply with Rule 14a-19 under the Exchange Act. The nominating and corporate governance committee will consider nominations to the Board from stockholders who comply with the foregoing procedures and will consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources, which is described above.

Except as set forth above, the nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for director. The nominating and corporate governance committee takes into consideration such factors as it deems appropriate when nominating candidates and, if appropriate, the nominating and corporate governance committee will make a recommendation to the Board regarding a nominee. In addition, the nominating and corporate governance committee has from time to time engaged third-party director search firms, as it deemed appropriate and in the best interests of the Company and may continue to do so in the future. These search firms provide the nominating and corporate governance committee with the resumes of qualified candidates and assist with due diligence on nominee candidates, including background checks.

Communications with the Board

The Board welcomes and encourages stockholders to share their thoughts regarding our Company. While the Board encourages such communication, for a variety of reasons, including, but not limited to compliance with securities laws, fiduciary duties of the directors and good business practices relating to corporate communications, stockholders should communicate with the Board in compliance with our communications policy. Our communications policy, as adopted by the Board, provides that all communications must be in writing and directed to the attention of our Investor Relations Department at Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142, or investors@sarepta.com. Our Investor Relations Department will review the communication, and if the communication is determined to be relevant to our business operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature), Investor Relations will then distribute a copy of the communication to the chair of the Board, the chair of the audit committee, and our internal and outside counsel. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, we, through our Investor Relations Department, will respond to the communication.

Corporate Sustainability Considerations

The Board provides oversight and guidance to support the continued focus on and importance of culture to our Company. The pillars that support our mission to be the global leader in precision genetic medicine are our six cultural values:

Through a continued focus on these values, we strive to create a differentiated culture that attracts, develops and engages top talent in support of our mission. We routinely measure our culture and values through employee surveys and by using our values as a basis for employee performance reviews and in hiring.

We also understand that delivering on our mission over the long term requires a focus on corporate sustainability and responsibility. The Board and nominating and corporate governance committee have formal oversight over corporate sustainability topics and meet with management periodically to review such initiatives, including any related laws and regulations. In addition, we have delegated responsibility for overseeing human capital (including talent recruitment and inclusion) to our compensation committee.

Compensation of Board

We use a combination of cash and stock-based incentive compensation to attract, motivate and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that the members of the Board expend in fulfilling their duties to us as well as the skill level we require of our directors. We also reimburse our directors for travel, educational programs related to Board membership or our business, and any other necessary business expenses incurred in the performance of their services for us.

Director compensation is reviewed annually by the compensation committee, who receives input and recommendations from FW Cook, its independent, third-party compensation consultant. From time to time, the compensation committee makes recommendations to the Board regarding changes to the Company’s non-employee director compensation. Our director compensation policy was updated by the Board in April 2026 upon the recommendation of the compensation committee and after consideration of peer data presented by such consultant (the “Director Compensation Policy”) to reflect the following:

•
Beginning with the 2026 annual meeting of stockholders, the annual equity-based compensation of the Board will be granted on the date of the annual meeting of stockholders; and
•
Based on feedback from our stockholders, the individual director 2026 annual equity-based compensation will be denominated as a fixed annual share amount of 13,500 RSUs. However, in order to smoothly transition to the annual meeting grant date timing (which is approximately three months after completion of the vesting of the 2025 annual equity award), the 2026 RSU grant will reflect an additional three months of Board service. Accordingly, the 2026 equity award grant will consist of 16,875 RSUs.

In addition, the 2026 Plan, if approved, provides that any equity-based awards granted to any non-employee director under the 2026 Plan in respect of any fiscal year combined with any cash-based compensation granted to any non-employee director under the 2026 Plan or otherwise in respect of any fiscal year, in each case solely with respect to his or her service to the Board, may not exceed $1 million based on the aggregate fair market value (determined as of the date of grant) of any equity-based awards plus the aggregate value of any cash-based compensation, except that with respect to the initial fiscal year in which a non-employee director commenced service on the Board, such annual limit is $1,500,000.

Cash Compensation

Under the cash compensation component of the Director Compensation Policy, our non-employee directors receive the cash compensation per year set forth in the table below. All cash fees are paid on a quarterly basis at the beginning of the applicable quarter.

Cash Retainers	Member	Chair (Inclusive of Member)
Board of Directors	$60,000	$97,500
Audit Committee	$12,500	$25,000
Compensation Committee	$10,000	$20,000
Nominating & Corporate Governance Committee	$8,000	$16,000
Research & Development Committee	$10,000	$20,000

Our non-employee directors’ average cash compensation for their services on the Board and its committees during 2025 was between the 50th and 75th percentiles of our peer group, which is the same peer group used for executive compensation purposes, as described in more detail below in our Compensation, Discussion and Analysis section, but aggregate cash compensation paid was positioned at the peer 50th percentile as a result of our board size. The Board did not approve any increases to the cash-compensation in 2025 or 2026.

Stock-Based Compensation

Initial Grants. Historically, pursuant to our Director Compensation Policy, each individual who is first elected, or appointed, as a non-employee member of the Board is automatically granted an initial grant with an aggregate grant date fair value of approximately $712,500, divided equally into RSUs and an option to purchase shares of the Company’s common stock (the “Initial Option”). The exercise price of the Initial Option will equal the closing sales price of the Company’s common stock as reported by The Nasdaq Global Select Market on the date of grant. The RSUs and the Initial Option vest in three equal annual installments beginning on the one-year anniversary of the grant, subject to continued service to the Board.

Annual Option and RSU Awards. Historically, pursuant to the Director Compensation Policy, our non-employee directors received an annual equity grant with an aggregate grant date fair value of approximately $475,000; this target grant date fair value fell approximately at the 75th percentile of the grant date value of equity-based remuneration awarded to directors of companies in our peer group, with aggregate annual equity compensation falling approximately at the 50th percentile as a result of our board size. The Board determined that the annual equity compensation was appropriate considering our board size, the degree of Board involvement and the high frequency of Board meetings. This annual equity grant was divided equally between an option to purchase shares of the Company’s common stock (the “Annual Option”) and an RSU award, based on the closing sales price of the Company’s common stock as reported by The Nasdaq Global Select Market on the date of grant. The Annual Option and the RSUs vest in full on the one-year anniversary of the grant date, provided that the non-employee director continues to serve as a director until such date.

As part of our stockholder outreach, we heard that our stock-based compensation was of particular interest to certain stockholders. Upon discussion with the compensation committee, its independent consultant, and a review of market data, the Board agreed to amend its non-employee director compensation policy. As amended in April 2026, the 2026 annual equity-based compensation (which will be granted at the June 4, 2026 annual meeting) will be denominated as a fixed annual share amount of 13,500 RSUs. However, in order to smoothly transition to the annual meeting grant date timing (which is approximately three months after completion of the vesting of the 2025 annual equity award), the 2026 RSUs will be prorated to reflect an additional three months of Board service. Accordingly, the 2026 equity award grant will consist of 16,875 RSUs (representing 13,500 annual RSUs and 3,375 RSUs to reflect such three-month period). For illustrative purposes, assuming our stock price on the grant date is the same as the record date closing price ($21.90/share), the 2026 annual equity award (inclusive of the incremental RSUs) would have a grant date fair value of approximately $370,000 and fall between the 25th and 50th percentiles of the 2026 compensation peer group.

Deferred Compensation

During 2025, our directors were eligible to participate in our nonqualified deferred compensation plan. The plan allows directors to defer the receipt of cash compensation and the receipt of restricted stock units following the vesting of such awards, until a later date based on the terms of the plan. The company does not make employer contributions to such plan.

The following table sets forth 2025 compensation information for the non-employee directors who served on the Board in 2025. All compensation numbers are expressed in U.S. dollars.

Name	Fee Earned or Paid in Cash		Stock Awards(1)		Option Awards(1)	All Other Compensation	Total
Current Directors:
M. Kathleen Behrens, Ph.D.	$129,457		$237,561		$236,905	—	$603,923
Richard J. Barry	$102,813		$237,561		$236,905	—	$577,279
Claude Nicaise, M.D.	$80,000		$237,561		$236,905	—	$554,466
Hans Wigzell, M.D., Ph.D.	$88,000		$237,561		$236,905	—	$562,466
Stephen L. Mayo, Ph.D.	$82,500		$237,561		$236,905	—	$556,966
Michael Chambers	$70,000		$237,561		$236,905	—	$544,466
Kathryn J. Boor, Ph. D.	$78,000		$237,561	(3)	$236,905	—	$552,466
Deirdre Connelly	$83,687	(2)	$237,561	(3)	$236,905	—	$558,153

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSU and option awards granted in 2025 calculated in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. Assumptions used in the calculation of these amounts are included in Note 15 to the consolidated financial statements set forth in our Annual Report. As of December 31, 2025, each of our non-employee directors had 4,792 shares underlying options and 2,383 shares underlying RSUs outstanding.
(2)
Ms. Connelly elected to defer 100% of cash compensation under the Company's deferred compensation plan.
(3)
For Dr. Boor and Ms. Connelly, the amounts include RSUs that have been deferred under the Company's deferred compensation plan.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis ("CD&A") that follows is organized in three parts:

I. 2025 Compensation Program Overview and Factors That Influenced 2025 Named Executive Officers' Compensation

II. 2025 Named Executive Officer Compensation

III. Compensation Agreements for Named Executive Officers

Throughout this CD&A, individuals who served as our principal executive officer and principal financial officer during 2025, as well as the other executive officers listed in the Summary Compensation Table included herein, are referred to as the “named executive officers.” Our named executive officers for 2025 were:

Name	Position(s)
Douglas S. Ingram(1)	Chief Executive Officer
Ryan H. Wong(2)	Executive Vice President, Chief Financial Officer
Ian M. Estepan(3)	President, Chief Operating Officer
Cristin L. Rothfuss	Executive Vice President, General Counsel
Louise Rodino-Klapac, Ph.D.(4)	President, Research and Development and Technical Operations

Dallan Murray (5)	Former Executive Vice President, Chief Customer Officer

(1)
In addition to his role as Chief Executive Officer ("CEO"), Mr. Ingram previously served as President until July 16, 2025.
(2)
Mr. Wong was appointed as Chief Financial Officer and designated principal financial and accounting officer on July 16, 2025.
(3)
Mr. Estepan previously served as Chief Financial Officer and our principal financial officer until July 16, 2025.
(4)
Dr. Rodino-Klapac was appointed as President, Research and Development and Technical Operations as of July 16, 2025.
(5)
Mr. Murray departed from the Company as of July 18, 2025 as part of the Company’s strategic restructuring, described below.

I. 2025 Compensation Program Overview and Factors That Influenced 2025 Named Executive Officers’ Compensation

Executive Summary

This summary provides a general summary for 2025 and an overview of the key compensation decisions and factors influencing such decisions made in 2025 with respect to our named executive officers, each of which is further described in this CD&A.

2025 Business Updates

During 2025, management (with Board oversight) executed on several key initiatives and made several important corporate decisions designed to ensure the success of our Company.

Financial Highlights

During 2025, in response to shifting corporate priorities, management (with Board oversight) recognized the need to re-prioritize certain of our programs and initiatives and acted decisively to implement a focused strategy intended to better ensure our financial durability and ability to execute on our patient-centric mission. On July 16, 2025, we announced a strategic restructuring plan (the "2025 Restructuring") designed to reduce operating expenses, prioritize certain potentially high value and high impact programs, meet our financial obligations coming due in 2027, and support our long-term viability. The 2025 Restructuring is intended to position us for long-term sustainable growth and profitability, with an emphasis on near- and mid-term opportunities from our siRNA platform and four approved products.

Other financial items of note include:

•
Our base business (excluding Arrowhead collaboration transaction costs and milestones and restructuring charges) delivered full year GAAP and Non-GAAP operating profit and positive cash flow in 2025.
•
Our convertible debt exchanges in August and December 2025 reduced the total amount due under our outstanding convertible notes due in 2027 from $1.15 billion to $159 million.
•
Our net product revenue for our four approved products was approximately $1.9 billion.

Products and Pipeline

ELEVIDYS, our gene therapy for Duchenne muscular dystrophy ("Duchenne"), was commercially launched in Japan by our strategic partner and Chugai Pharmaceutical, making us eligible for a $40 million milestone payment upon first commercial sale. We also received encouraging three-year results from our EMBARK trial of ELEVIDYS, showing durability and clinical significance. In June, we acted decisively to pause shipping of ELEVIDYS to non-ambulatory patients following two reported cases of acute liver failure resulting in death of non-ambulatory patients to evaluate these new safety signals, and thereafter worked expeditiously with the FDA to discuss and ultimately approve an update to the prescribing information for ELEVIDYS. We also reached alignment with the FDA on Cohort 8 of our ENDEAVOR trial of ELEVIDYS, which will evaluate an enhanced immunosuppression regimen for non-ambulatory individuals living with Duchenne. As of January 2026, over 1,200 patients had been treated with ELEVIDYS in commercial settings and clinical studies.

Revenues for our three approved phosphorodiamidate morpholino oligomer ("PMO") products for Duchenne remained stable and a focus of our organization. We received top-line results from ESSENCE, our confirmatory trial for two of our PMO products, AMONDYS 45 and VYONDYS 53. Although the study did not meet its primary endpoint, we believe the results, coupled with real-world evidence, are encouraging and continue to support our conviction in our products.

With respect to our clinical stage programs, we continued to advance the programs we licensed in 2024 from our strategic partner, Arrowhead Pharmaceuticals, Inc. Notably, we received approval of a clinical trial application for SRP-1005 for Huntington’s, enabling our first-in-human Phase 1 trial to begin in 2026.

Upcoming CEO Transition

After nearly a decade at Sarepta, on February 25, 2026, Mr. Ingram notified the Company of his decision to retire as Chief Executive Officer by the end of 2026 or upon the appointment of his replacement. Mr. Ingram’s reason for departure is personal. Mr. Ingram is not eligible for severance payments in connection with his retirement. The Board has commenced a search for internal and external candidates for Mr. Ingram’s replacement.

Named Executive Officer Compensation

The Company's accomplishments in 2025, certain of which are described above, as well as the need to retain and appropriately retain and incentivize key talent, were important factors in the compensation decisions made in 2025. A high-level summary of these decisions, detailed further below in this CD&A, include:

•
Annual target bonus opportunities for our named executive officers were reduced by 50% to reflect the re-calibration of 2025 corporate goals, approved by the compensation committee and Board, in connection with the 2025 Restructuring;
•
Salary increases, approved by the compensation committee, with such increases in part informed by peer company and market survey data provided by the Company's independent compensation consultants; and
•
Annual and pulled-forward equity grants consisting of time- and performance-based equity awards

In addition, the 2025 Restructuring resulted in the following key leadership transitions, including with respect to three named executive officers, and required the compensation committee to take proactive compensation actions to (i) incentivize the management team to execute on the restructuring, (ii) create accountability for performance achievement for the remainder of 2025 and beyond, and (iii) support our critically important talent retention objectives (each as described in further detail in this CD&A):

Board / Compensation Committee Action	Event Description	Related Compensation Action
Promoted Key Executives and Built Bench Strength

Effective July 16, 2025:

•
Ian M. Estepan was named President, Chief Operating Officer
•
Ryan H. Wong was named Chief Financial Officer (succeeding Mr. Estepan)
•
Louise Rodino-Klapac, Ph.D. was named President, Research and Development and Technical Operations

In addition, also effective July 16, 2025, the following key members of senior management were promoted:

•
Rachael Potter, Ph.D. was named Chief Scientific Officer
•
Patrick Moss, Pharm.D. was named Chief Commercial Officer
• Promoted executives received market adjustments to their base salaries reflecting new roles and responsibilities
Re-calibrated 2025 Bonus Goals

In connection with the 2025 Restructuring, annual bonus goals were re-calibrated to align with revised corporate priorities

The compensation committee’s intention was to appropriately incentivize performance for the remainder of 2025 and instill accountability for such performance delivery, an objective that was aligned with the restructured corporate priorities

• Each named executive officer’s 2025 target bonus opportunity was reduced by 50% to reflect the re-calibration of 2025 goals
Granted CEO Annual Equity Award -- First Equity Grant Since 2022

In connection with Mr. Ingram’s 2022 employment contract renewal, the compensation committee committed not to make any further equity grants to him until June 2025, the expiration date of the three-year contract term

However, due to the 2025 Restructuring, Mr. Ingram's equity grant was delayed and not finalized until December 2025

Prior to the December 2025 grant, Mr. Ingram held no unvested shares, and the intrinsic value of his vested options was $0

In order to more closely align Mr. Ingram’s long-term interests with those of our stockholders, Mr. Ingram received equity awards with a $12 million target value, with 50% of the grant consisting of each of the following:

•
Time-based restricted stock units, vesting annually over three years, generally subject to continued employment (the "2025 RSUs") and

•
Performance-based equity (the "2025 Performance Award") that is eligible to be earned based on two-year EBITDA performance, with a three-year service condition

“Pulled Forward” 2026 Annual Equity Grant for non-CEO NEOs

The annual equity awards that would ordinarily have been granted in the first quarter of 2026 were “pulled forward” to September 2025

The compensation committee’s intention was to appropriately incentivize and retain the executives and maintain operational stability during an exceptionally challenging and volatile period, including ensuring continuity of leadership and key talent needed to achieve important milestones in 2026

•
For non-CEO named executive officers, the compensation committee awarded a combination of (i) RSUs with two-year ratable vesting (such that 50% of the award will vest on each of the first and second anniversary of the grant date) and (ii) PSUs with a one-year performance period and three-year time-based vesting, such that 100% of the award will vest on the third anniversary of the grant date, if earned. Vesting of each of the PSUs and RSUs is generally subject to continued service to the Company.

•
PSUs can be earned at 0% or 100% (i.e., all or nothing)

Overview of Named Executive Officer Compensation Program

Objectives and Design

The objectives of our executive officer compensation policies and programs are to attract and retain well-qualified senior executive management, to motivate their performance to attain clearly defined goals approved by the Board, and to align executives' long-term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our executive management team, and appropriately incentivizing their performance, are critical factors affecting our stockholders’ realization of long-term value and the achievement of our short- and long-term financial and operational goals. While starting base salaries and benefits are fixed, merit salary increases, actual cash incentive awards and annual equity grants are variable and based in part on performance measured against strategic and operational goals.

We intend for total compensation, which we define as base salary, incentive cash compensation, equity compensation and benefits, to be competitive in the biopharmaceutical marketplace in which we compete for talent. Providing a competitive level of total compensation is essential to attracting and retaining executive level employees as we continue to advance our ambitious goals as an organization. The overall market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We face substantial competition in recruiting and retaining top professionals from companies ranging from large and established biopharmaceutical companies to entrepreneurial early-stage companies, which we expect will continue for the foreseeable future.

Our compensation committee works closely with its independent compensation consultant throughout the year to ensure that our compensation program remains competitive within the market in which we compete for talent. One of the services provided by the independent compensation consultant is the identification of a market framework (including a peer group of companies) to use as a reference point for executive compensation decisions. Peer group benchmarking is one of the key factors considered by the compensation committee in setting named executive officer compensation levels and making other compensation decisions.

The following executive compensation principles form the basis of the Company’s compensation philosophy and guided the compensation committee during 2025 in fulfilling its roles and responsibilities:

•
compensation levels and opportunities should be sufficiently competitive to facilitate the recruitment and retention of experienced executives in our highly competitive biopharmaceutical talent market;
•
compensation should reinforce our business strategy by utilizing key metrics and operational performance objectives and by emphasizing at risk short- and long-term incentives in the total compensation mix;
•
compensation programs should align executives’ long-term financial interests with those of our stockholders by providing equity-based incentives without incentivizing the executives to take inappropriate risks in order to enhance their individual compensation;
•
executives with comparable levels of responsibility should be compensated comparably; and
•
compensation should be transparent and easily understandable to both our executives and our stockholders.

Parameters of the Executive Compensation Program, Including Performance Components

The compensation committee believes that the total compensation package provided to our named executive officers, which combines both short- and long-term incentives, (i) is competitive without being excessive, (ii) is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership, (iii) is attractive to any additional talent that might be needed in a rapidly changing competitive landscape, (iv) avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short- and long-term interests of our stockholders, and (v) provides the appropriate incentives to our executives to create long-term organizational and stockholder value by granting to our executive officers equity awards with time-based and performance-based vesting conditions dependent on the achievement of important Company milestones that create value for stockholders. These vesting periods are designed to incentivize our named executive officers to focus on the long-term interests of the Company. They also reward sustained and continued outperformance over a multi-year period and reduce the potential for large payments based on short-term market dynamics that may be unrelated to company performance. In addition, equity awards with service-based vesting act as a retention mechanism as they raise the executives’ cost of pursuing external job opportunities.

The compensation committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. In establishing the levels and components of compensation for the named executive officers, including the Chief Executive Officer, the compensation committee considers a number of factors, including analyses of compensation of peers and other companies in the biopharmaceutical industry, analyses of reports from the independent compensation consultant, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and the Company, and the value and size of the total vested and unvested equity grants held by each of the named executive officers.

A substantial portion of the 2025 target pay mix for each named executive officer is tied to our performance, including the achievement of certain financial metrics and important milestones that have the potential to create shareholder value. This target pay mix was designed to better align the long-term interests of our named executive officers with those of our stockholders and to retain our executive talent who are instrumental in our success

We believe that the components and pay mix of our 2025 named executive officer compensation program achieved an appropriate balance between managing the Company’s hiring and retention needs and providing compensation tied to performance that increases stockholder value.

Compensation Program Design

While fixed compensation, such as base salary and benefits, is primarily designed to be competitive in the biopharmaceutical marketplace for employees, incentive compensation is designed to be primarily performance-based and to reward strategic and operational achievements, while still aligning with our peers in the industry.

The at-risk component of the compensation package for each named executive officer, which includes a target bonus and long-term equity incentives, is typically determined (in whole or in part) on the basis of achievement of pre-established corporate goals. In determining the 2025 equity awards of our named executive officers, the compensation committee took into account (i) the short and long-term value to stockholders being built by the Company, (ii) the annual compensation that peer group companies pay to executives serving in similar positions, (iii) the achievement of 2025 corporate goals and individual contributions to such goals, (iv) the amount of vested and unvested equity awards held by a named executive officer at the time of grant and (v) market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals.

The tables below provide a high-level summary of our 2025 compensation program and 2025 highlights (each of which is detailed further below in this CD&A), as well as our compensation policies and practices.

2025 NEO Compensation Program Components		2025 NEO Compensation Highlights
Fixed	Base Salary

Named executive officers, except for Mr. Ingram, received annual salary increases in February 2025, which were informed by a review of performance and role, as well as peer group and other market data provided by our compensation consultant at the time.

Mr. Ingram received an increase to his annual salary in June 2025, which was informed by a review of performance and role, as well as peer group and other market data provided by our compensation consultant at the time.

In connection with role changes associated with the 2025 Restructuring, certain named executive officers received subsequent base salary increases in July 2025 to align with peer group pay levels and associated increased scope of responsibilities.

Variable/ Performance-Based	Bonus

In connection with the 2025 Restructuring, performance goals were recalibrated with a corresponding reduction in the target bonus opportunity for named executive officers.

Based on achievement of the recalibrated goals, annual cash bonus awards for our named executive officers in an amount equal to 50% of the original target bonus opportunity were earned for 2025.

Time- and Performance-based Equity Awards

Equity awards were granted to named executive officers (except for Mr. Ingram) in March 2025 consisting of stock options and RSUs to focus the executives on future stock price appreciation over a sustained period.

In addition, named executive officers (except for Mr. Ingram) were awarded PSUs in March 2025 with milestones related to both financial based metrics and operational objectives. As of December 31, 2025, these PSUs were tracking at a zero projected payout.

As discussed below, Mr. Ingram received the 2025 CEO Award (his first equity award since 2022), which consisted of the 2025 RSUs with a grant date fair value of approximately $6 million and three-year ratable vesting, and the 2025 Performance Award, with a target value of approximately $6 million that is eligible to be earned based on the achievement of 2-year (2026-2027) EBITDA performance, with a three-year service-based vesting, if earned.

"Pull Forward” of 2026 Annual Equity Awards

In order to appropriately incentivize, retain and maintain operational stability during an exceptionally challenging and volatile period, we “pulled forward” the grant of the 2026 awards to all employees, including named executive officers (except Mr. Ingram) to ensure continuity of leadership and critical talent.

For named executive officers (excluding Mr. Ingram) the pull forward awards were granted in September 2025 in a combination of RSUs with two-year ratable vesting and PSUs with a one-year performance metric and three-year cliff vesting, if earned. As of December 31, 2025, the PSUs were earned at 100% but remain subject to continued time-based vesting until September 3, 2028.

Snapshot of Current Key Governance and Compensation Practices and Policies
✓	A significant portion of pay for executives is tied to Company operational or stock price performance, including PSUs
✓	Stock Ownership Guidelines
✓	Annual stockholder Say-on-Pay vote
✓	Annual compensation risk assessment
✓	Robust Clawback Policy
✓	Ongoing Company and Board engagement with stockholders regarding Company compensation practices
✓	Independent compensation consultant
✓	Utilize noncompetition and nonsolicitation agreements for senior executives
✓	Prohibition on hedging or pledging of Company stock
✓	Prohibition on tax gross-ups for relocation and temporary housing expenses to executive officers
✓	Practice of not paying excessive perquisites

Role of the Compensation Committee

The compensation committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our named executive officers. The compensation committee considers the information provided by the Chief Executive Officer, together with other information available to the compensation committee such as peer group and other data provided by its independent compensation consultant, and determines the compensation for each named executive officer. The compensation committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and evaluating an executive’s performance during the year against established goals, operational performance and business responsibilities. When necessary, the compensation committee utilizes discretion in the assessment process to respond to and adjust to a dynamic business environment.

Role of Chief Executive Officer

Our Chief Executive Officer plays an important role in determining executive compensation, other than with respect to his own compensation. No less than annually, our Chief Executive Officer assesses the performance of the executive officers other than himself. Following such assessments, our Chief Executive Officer recommends to the compensation committee a base salary, performance-based bonus and grant of an equity-based award for each named executive officer other than himself.

Role of Independent Compensation Consultant

The compensation committee engaged FW Cook as its independent consultant in June 2025. Prior to the transition to FW Cook, our previous independent consultant, Aon, provided to the compensation committee recommendations related to executive compensation and advice regarding non-employee director compensation.

After review and consultation with FW Cook and Aon, our compensation committee determined that FW Cook and Aon are independent, and that there is no conflict of interest resulting from retaining either firm during fiscal year 2025. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the Nasdaq listing standards.

Other than the services provided to our compensation committee, including consulting services with respect to director compensation matters, neither FW Cook nor Aon performed any other work for us in 2025 that exceeded $120,000.

2025-2026 Stockholder Engagement and Feedback

We have consistently worked with our stockholders to obtain their feedback on our compensation practices. Our Board chair and chair of the compensation committee engage with stockholders on topics of interest to stockholders on an annual basis, regardless of the outcome of the advisory say-on-pay vote. At our 2025 annual meeting, our say-on-pay proposal was approved by approximately 97% of stockholders entitled to vote. Despite this strong support, management and the Board have continued to discuss our compensation practices with stockholders, including stockholders that voted against the Company’s say-on-pay proposals in previous years.

In the fourth quarter of 2025 and first quarter of 2026, we reached out to our largest stockholders representing approximately 52% of our outstanding shares as of December 31, 2025 and met with every stockholder who accepted our invitation, representing approximately 32% of our outstanding shares as of December 31, 2025. Conducted under the leadership of our Board Chair and the chair of the compensation committee, the investor meetings also included senior management representatives from our legal and human resources departments.

Investor feedback received from these meetings was shared with the full Board and helps to inform the Company’s decision-making process regarding executive compensation and corporate governance, as well as the disclosures related to such items. The following are the topics discussed and feedback received most consistently in our dialogue with our stockholders:

•
Retention-related 2025 equity grant actions
•
December 2025 CEO equity awards
•
Board of Directors oversight of management
•
CEO succession (as discussed further above under the caption “Board's Role in Risk Oversight”)

During the meetings, our stockholders noted the importance of retaining key talent and succession planning. We believe that the actions taken during 2025 to retain our key talent and leadership largely align with retaining key talent, and appreciate that our stockholders agree that this is an area of importance. Our people are critical to our mission, and we face intense competition for qualified talent. It is important that we properly motivate and retain our key talent. Stockholders also asked about our classified Board. Our Board considered the matter and feels that our classified Board structure continues to serve us well at this time, but understands that many mature companies do not have classified Boards and that stockholders may view declassified as providing more accountability to stockholders.

II. 2025 Named Executive Officer Compensation

Detailed Analysis of 2025 Executive Compensation Program

Market Review for 2025

In determining the 2025 base salaries, cash bonus opportunities and equity grants for our named executive officers, our compensation committee used market data based on the following peer group that was developed with input from Aon, and approved by the compensation committee, in September 2024:

2025 PEER GROUP
• ACADIA Pharmaceuticals, Inc. • Alkermes • Alnylam Pharmaceuticals Inc. • argenx SE • BioMarin Pharmaceutical Inc. • Blueprint Medicines • Exelixis, Inc. • Halozyme Therapeutics, Inc.
•
Incyte Corp.
•
Ionis Pharmaceuticals Inc.
•
Jazz Pharmaceuticals plc
•
Neurocrine Biosciences, Inc.
•
PTC Therapeutics
•
Repligen Corporation
•
Ultragenyx Pharmaceutical Inc.
•
United Therapeutics
•
Vertex Pharmaceuticals

The above peer group (the "2025 Peer Group") was selected after consideration of the following criteria: industry sector, stage of development, employee headcount, market capitalization and revenue. At the time of the peer group approval in September 2024, Sarepta was positioned at the 63rd percentile on market capitalization and the 46th percentile on revenue. In comparison to the 2024 peer group, Amicus Therapeutics and Horizon Therapeutics were removed and Argenx and Vertex Pharmaceuticals were added.

Based on the 2025 Peer Group, Aon prepared an executive compensation assessment that included publicly-available proxy information and certain non-public information for third-party executive compensation for the compensation committee’s consideration. In analyzing and setting our executive compensation program for 2025, the compensation committee compared certain aspects of our named executive officers’ compensation, including base salary, target bonus and long-term equity incentives, to the compensation levels provided by our 2025 Peer Group as part of this assessment. The compensation committee also reviewed data from the Aon Global Life Sciences Survey, which is comprised of the seventeen peer companies noted above.

Looking forward to 2026, the compensation committee, in consultation with FW Cook, reviewed and updated the peer group to better align with the Company’s size and market profile:

2026 PEER GROUP
• ACADIA Pharmaceuticals, Inc. • Alkermes • Amicus Therapeutics • BioMarin Pharmaceutical Inc. • Exelixis, Inc. • Halozyme Therapeutics, Inc.	• Harmony Biosciences • Incyte Corp. • Ionis Pharmaceuticals Inc. • Jazz Pharmaceuticals plc • Neurocrine Biosciences, Inc.	• PTC Therapeutics • Repligen Corporation • Supernus Pharma • Ultragenyx Pharmaceutical Inc. • United Therapeutics

At the time of the peer group approval in September 2025, Sarepta was positioned at the 58th percentile on revenue.

Base Salaries

The compensation committee reviews the base salaries of our named executive officers annually. We also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing and adjusting executive salaries, the compensation committee reviews information regarding base salaries paid by companies in our peer group, other market data from the independent compensation consultant, individual performance, complexity of the position and tenure of the executive officer and internal comparability considerations.

Named executive officers, except for Mr. Ingram, received annual salary increases in February 2025, which were informed by a review of performance and role, as well as peer group and other market data provided by our compensation consultant at the time. In connection with role changes associated with the 2025 Restructuring, Messrs. Estepan and Wong and Dr. Rodino-Klapac, Ph.D. received subsequent base salary increases in July 2025 to align with peer group pay levels and associated increased scope of responsibilities.

In July 2025, Mr. Estepan and Dr. Rodino-Klapac were each elevated to the position of “President.” As part of this change, several members of senior management who had previously reported to the Chief Executive Officer began reporting to the Co-Presidents, significantly expanding their scope of responsibility. These promotions were intended to enhance cross-functional collaboration and support potential cost-savings. The committee determined that increases to base salary and target bonus opportunity (described below) for each of Mr. Estepan and Dr. Rodino-Klapac were appropriate.

With respect to our Chief Executive Officer, in June 2025 the Board determined that an adjustment to Mr. Ingram’s base salary was appropriate. In connection with Mr. Ingram’s 2022 employment contract renewal, the compensation committee committed not to make any additional equity grants to him until June 2025, which was the expiration date of the three-year contract term. As a result of the 2025 Restructuring and related events during the summer of 2025, the negotiation and finalization of Mr. Ingram's new equity grant was delayed until December 2025. In light of this timing delay, and Mr. Ingram’s lower-quartile base salary positioning relative to the market and a period of modest base salary changes approved for him, the compensation committee concluded that it was appropriate to proceed with addressing the base salary component of Mr. Ingram’s compensation package. The committee further considered the importance of competitive base pay to ensure continued alignment and motivation, as well as in supporting leadership continuity and stability, particularly given the company’s stage and strategic priorities. The Board approved the salary adjustment after reviewing and considering the compensation committee’s recommendation.

The base salary levels as of December 31, 2025 and December 31, 2024 for our named executive officers are summarized in the table below. The compensation committee believes that these adjustments were appropriate in light of our compensation philosophy and the need to retain the Company’s executive talent.

Name	Title	2025 Salary	2024 Salary	$ Change	% Change
Douglas S. Ingram	Chief Executive Officer	$1,180,000	$854,729	$325,271	38%
Ryan H. Wong (1)	Executive Vice President, Chief Financial Officer	$550,000	—	—	N/A
Ian M. Estepan (2)	President, Chief Operating Officer	$800,000	$661,856	$138,144	21%
Louise Rodino-Klapac, Ph.D. (3)	President, Research and Development and Technical Operations	$800,000	$671,674	$128,326	19%
Cristin L. Rothfuss	Executive Vice President, General Counsel	$637,800	—	—	N/A

Former Officer
Dallan Murray	Former Executive Vice President, Chief Customer Officer	$655,096	$629,900	$25,196	4%

(1)
In connection with his promotion, Mr. Wong received a mid-year increase from $440,000 to $550,000.
(2)
In connection with his promotion, Mr. Estepan received a mid-year increase from $712,000 to $800,000.
(3)
In connection with her promotion, Dr. Rodino-Klapac received a mid-year increase from $739,000 to $800,000.

Performance-Based Cash Bonuses

In December 2024, the compensation committee, with input from our Chief Executive Officer and the Board, established the overall corporate goals against which the performance of our named executive officers would be measured for purposes of determining their 2025 bonus payments, as well as the weightings for each goal. In establishing the 2025 corporate goals, the compensation committee focused on objectives likely to create both short and long-term stockholder value. Although our corporate goals are intended to be achievable with significant effort, they are substantially uncertain to be achieved and, as a result, we do not expect that every goal will actually be attained in any given year.

Following the 2025 Restructuring, the original 2025 goals were re-calibrated by the compensation committee, with Board input; in connection with the re-calibration, the compensation committee imposed a 50% reduction in each named executive officer’s target bonus opportunity. The following table summarizes each named executive officer's target annual bonus opportunity as a percent of his or her base salary, as well as the revised bonus opportunity reflecting the 50% reduction:

	Pre-Adjustment 2025 Target Annual Incentive Bonus Opportunity		Revised 2025 Target Annual Incentive Bonus Opportunity Following Goal Recalibration
NEO*	As Percent of Base Salary (%)	Target Bonus Opportunity ($)	As Percent of Base Salary (%)	Target Bonus Opportunity ($)
Douglas S. Ingram	110%	$1,298,000	55%	$649,000
Ian M. Estepan	65%	$520,000	37.5%	$260,000
Ryan H. Wong	50%	$275,000	25%	$137,500
Louise Rodino-Klapac, Ph.D.	65%	$520,000	37.5%	$260,000
Cristin L. Rothfuss	50%	$319,000	25%	$159,450

* Mr. Murray was not eligible for a revised bonus opportunity as a result of his termination of employment connection with the 2025 Restructuring. His pre-adjustment 2025 target bonus opportunity was $327,548.00.

The compensation committee and the Board reviewed and discussed each of our corporate goals and the Company’s achievement towards each goal when determining the scores for each of our primary focus corporate goal areas. The compensation committee also reviewed with the Chief Executive Officer the performance of each named executive officer (excluding the Chief Executive Officer) and his or her contributions towards achieving the 2025 goals.

The following is a summary of the 2025 re-calibrated goals and the achievement of such goals, as determined by the Board:

Goal Area	Metric	Achievement	Weighting	Achievement
Financial Goals	Achieve Total Net Product Revenue for 2025: $1.7 billion (Target) – 1.8 billion (Stretch)	• Achieved target and the Board determined the Company was on track to achieve its stretch goal	25%	120%
Budget/Balance Sheet	Achieve at least one of the following: • Operate within new budgets working with finance and procurement business partners to focus spend on business-critical initiatives and achieve our new program prioritization and cost savings targets of $100 million or greater • Achieve profitability/EBITDA levels to maintain access to our revolving credit facility • Proactively manage liabilities and optimize balance sheet, including refinancing a portion of our outstanding convertible notes issued in 2024 and due in 2027 (the "2024 Notes")	• Overachieved against target, with $275 million in cost saving vs. $100 million target • At the time of determination, on track to achieve EBITDA well above minimum needed to maintain access to revolving credit facility • Executed debt exchange in August and December to refinance a majority of the 2024 Notes	20%	120%
Patient and Health Care Providers ("HCP") Community Advance Pipeline	• Meet with HCPs and other stakeholders, ensuring effective communication of ELEVIDYS safety and efficacy (covering 100% HCPs actively dosing) • Meaningfully communicate key insights and any data sharing plans to the LGMD community by the fourth quarter	• Interacted with 100% of actively dosing HCPs • Held HCP webinar to provide timely safety information on ALI/ALF of ELEVIDYS • Held four LGMD advocacy collectives including to communicate critical status updates • Initiated patient advocacy organization interactions in DM1, FSHD, HD and SCA communities • Developed and implemented Sarepta’s Data Transparency Policy	20%	100%

Goal Area	Metric	Achievement	Weighting	Achievement
Execute siRNA Programs	• Identify at least 3 of proposed 6 new target indications in collaboration with our partner, Arrowhead Pharmaceuticals • Maintain program timelines	• Identified 3 new target indications	15%	100%
Execute Gene Therapy and PMO Development	Duchenne: • Objectives include completing safety labeling change ("SLC") process to update ELEVIDYS label and continuing to execute MIS51ON and ESSENCE, studies related to our PMO products, per program timelines LGMD: • Objectives include meeting with FDA to determine path for a potential SRP-9003 biologics license application filing	• Completed SLC process with approved updated ELEVIDYS label • Met with FDA and received guidance for LGMD, including to wait on data from Cohort 8 of ELEVIDYS	10%	100%
Enablers	• Continue to successfully defend and evaluate our ongoing litigation • Continue to strengthen our culture by reaffirming our core values • Work to improve regulatory and policy environment to promote U.S. innovation, support for genetic and rare disease, and greater regulatory certainty and predictability	• Continued successful defense of all on-going litigation • Identified and onboarded a new field force committed to our patient mission • Drove targeted congressional engagement and oversight through 1:1 meetings, hosting events, preparing supportive legislative materials, and other activities	10%	100%
Calculated Total				109%
Capped Payout Under the re-calibrated 2025 goals, the compensation committee determined that while each individual goal area could be earned up to 125%, the overall payout would be capped at 100%				100%

While the Board and compensation committee determined that the Company had achieved the re-calibrated 2025 goals at 109%, the Board and compensation committee capped the payouts to named executive officers at 100%, resulting in a total payout of 50% of each named executive officer’s original bonus target opportunity. The Board concluded that this payout appropriately balanced stockholder interests and accountability of management, given the volatility of our stock in 2025, the fact that the Board revised the goals in the middle of 2025, and the meaningful achievements described above during the second half of 2025 that are expected to contribute to the future success of our business.

2025 Earned Annual Cash Incentives

The following table shows, for each of our named executive officers, the aggregate dollar value of the bonuses awarded for 2025 and 2024:

Name	Title	2025 Bonus(1)	2024 Bonus(2)	$ Change	% Change
Douglas S. Ingram	Chief Executive Officer	$649,000	$1,111,148	$(462,148)	(42%)
Ryan H. Wong	Executive Vice President, Chief Financial Officer	$137,500	—	—	N/A
Ian M. Estepan	President, Chief Operating Officer	$260,000	$430,206	$(170,206)	(40%)
Louise Rodino-Klapac, Ph.D.	President, Research and Development and Technical Operations	$260,000	$436,588	$(176,588)	(40%)
Cristin L. Rothfuss	Executive Vice President, General Counsel	$159,450	—	—	N/A
Former Officer
Dallan Murray (3)	Former Executive Vice President, Chief Customer Officer	—	$409,435	—	N/A
(1)
The 2025 bonuses were paid in March 2026 for all named executive officers except Mr. Wong who elected to defer 80% of his 2025 bonus payout under the Company's deferred compensation plan, as described below.
(2)
The 2024 bonus figure reflects a cash bonus received in March 2025.
(3)
Mr. Murray was not eligible to receive a 2025 bonus payment as a result of his termination of employment in connection with the 2025 Restructuring.

2025 Equity Incentive Compensation – Annual Grant

Our 2025 equity incentive program, which consisted of PSUs, RSUs and stock options, was designed to align the interests of our executives with those of our shareholders while driving long-term value creation. The target value of the annual awards was based on market competitive targets using our peer group.

Annual Equity Grant
	PSUs 50% of Equity Mix	Stock Options 25% of Equity Mix	RSUs 25% of Equity Mix
How it Works

Each PSU represents a right to receive one share of our common stock on a specified settlement date if performance metrics have been met

The PSUs can be earned from 0% of target for performance below threshold to 125% of target for stretch performance

Each stock option represents a right to purchase one share of our common stock at the grant price, if the time vesting requirement has been met

Stock options are granted with an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date of grant. Stock options expire on the tenth anniversary of their grant date

Each RSU represents a right to receive one share of our common stock on a specified settlement date, if the time vesting requirement has been met
Vesting	PSUs generally vest on the third anniversary of the grant date, with potential for earlier vesting upon achievement of one or more milestone goals

25% of options vested on March 1, 2026, and 1⁄48th of the remaining options will vest on each monthly anniversary thereafter, such that the options will be fully vested on March 1, 2029, subject to the named

25% of the RSUs vested on March 1, 2026, and an additional 25% will vest on each anniversary of the grant date thereafter, such that the RSUs will be fully vested on March 1, 2029, subject to the named

As of December 31, 2025, no portion of the 2025 PSU award had vested	executive officer continuing to provide services to us through the applicable vesting date	executive officer continuing to provide services to us through the applicable vesting

In March 2025, the compensation committee granted the named executive officers, except for Mr. Ingram, the following annual PSUs, stock option awards and RSUs under our 2018 Plan:

	2025 LTI Target ($)	PSUs (#)	Stock Options (#)	RSUs (#)
Douglas S. Ingram	--	--	--	--
Ryan H. Wong(1)	$800,000		8,070	4,013
Ian M. Estepan	$3,300,000	16,552	16,444	8,276
Louise Rodino-Klapac, Ph.D.	$3,300,000	16,552	16,444	8,276
Cristin L. Rothfuss	$3,300,000	16,552	16,444	8,276
Former Officer
Dallan Murray(2)	$3,300,000	16,552	16,444	8,276

(1)
Mr. Wong was appointed as Chief Financial Officer in July 2025 and therefore did not receive the PSUs granted to our named executive officers in March 2025.
(2)
Following his separation, Mr. Murray was eligible to continue to vest in these awards through the end of the period in which he provided consulting services to the Company.

The annual equity awards described above are a meaningful incentive mechanism to tie the compensation of our named executive officers to the achievement of performance goals that are important to the success of the Company and to retain our named executive officers. The value that our named executive officers will realize with respect to these grants of equity awards is variable and at-risk.

The PSUs contain four separate milestones which are a combination of a key financial metric relating to three-year cumulative product and royalty revenue (2025-2027) weighted at 40% of target, three operational milestone goals with a cumulative weighting of 60% of target, and a “kicker” operational milestone weighted at 25% of target, such that 125% of target is the maximum that could be earned under the PSU if all four milestones are achieved. When choosing the goals, the Board discussed with the compensation committee and senior management each of the proposed milestones. The targets for each milestone reflect a balance between operational and financial goals, each intended to bring short and long-term value to shareholders, if achieved. Although the target goals are intended to be achievable with significant effort, we do not expect that every milestone will actually be attained or that each milestone will earn the highest percentage possible. As of December 31, 2025, the PSUs were tracking at a zero projected payout.

The Board believes that achievement of financial and operational goals are critical to the overall success of the business and will further link compensation earned to the achievement of business successes that have the potential to drive stockholder value. The stock options will only have value if the value of our common stock appreciates after grant and the options become vested and is exercised. The RSUs focus on stock price appreciation over a sustained period. In addition, the RSUs and options provide meaningful retention value by vesting over a four-year period.

2025 CEO Equity Incentive Compensation

In connection with Mr. Ingram’s 2022 employment contract renewal, the compensation committee committed not to make any additional equity grants to him until June 2025, which was the expiration date of the three-year contract term. However, due to the 2025 Restructuring, the negotiation and finalization of Mr. Ingram's new equity grant was delayed until December 2025.

In December 2025, Mr. Ingram received an award consisting of the 2025 RSUs, which vest annually over three years and the 2025 Performance Award (collectively, the "2025 CEO Award"), which is eligible to be earned based on two-year (2026-2027) EBITDA performance and is subject to a three-year service vesting requirement. The 2025 Performance Award consists of separate grants of performance-contingent restricted stock units, restricted shares, performance units and performance shares, each of which are subject to the same service- and performance-based vesting criteria. The performance goals under the 2025 Performance Award are stretch goals requiring extraordinary performance and can be earned up to 200% of target. The value of the 2025 Performance Award that is reported for purposes of the Summary Compensation Table is required to reflect the grant date fair value calculated in accordance with FASB ASC Topic 718. This value was determined to be zero because the performance conditions associated with the awards were not deemed probable to occur on the grant date or at December 31, 2025.

The 2025 CEO Award was Mr. Ingram’s first new equity award since April 2022 and was designed to more closely align his long-term interests with our shareholders. The 2025 CEO Award also contains retirement vesting provisions, which apply as a result of Mr. Ingram having attained age 55 with at least five years of service with the Company and a combined age and service equaling at least 65. If Mr. Ingram’s service relationship with the Company terminates due to his retirement and he has provided services to the Company for a period of at least twelve months measured from the grant date of the 2025 CEO Award (the “retirement service condition”), he is eligible to continue to vest under the award. In the event of a change in control occurring prior to the conclusion of the performance period applicable to the 2025 Performance Award, such award would be deemed to be earned at 100% of target (or, if greater, based on the Company’s EBITDA performance as of the date of the change in control, without extrapolation) and would be fully vested at such time, if any, as Mr. Ingram meets the retirement service condition.

	2025 LTI Target ($)	2025 Performance Award (#)	RSUs (#)
Douglas S. Ingram	$12,000,000	269,542	269,542

2025 Equity Incentive Compensation – “Pull Forward” of 2026 Annual Grant – Named Executive Officers Other than CEO

In order to appropriately incentivize, retain and maintain operational stability during an exceptionally challenging period for the Company, the compensation committee pulled forward the 2026 equity grants to help ensure continuity of leadership and critical talent.

For the named executive officers other than the CEO, the pull-forward award consisted of a combination of RSUs with two-year ratable vesting (such that 50% of the RSUs will vest on each of the first and second anniversary of the grant date) and PSUs that are subject to a 2025 Total Net Product Revenue Goal of $1.7 billion. The PSUs were eligible to be earned at 0% or 100% (i.e., all or nothing) as of December 31, 2025; to the extent earned, the PSUs are subject to additional time-based cliff vesting until September 3, 2028.

In September 2025, the compensation committee made the following pull forward grants:

	Pull Forward LTI ($)	PSUs (#)	RSUs (#)
Ian M. Estepan	$2,691,901	50,000	93,875
Ryan H. Wong	$2,224,151	25,000	93,875
Louise Rodino-Klapac, Ph.D.	$2,691,901	50,000	93,875
Cristin L. Rothfuss	$2,224,151	25,000	93,875

In June 2025, the Company suspended all commercial shipments of ELEVIDYS to non-ambulatory patients, and at the time of grant in September 2025, was engaged in ongoing discussions with the FDA regarding a labeling supplement for ELEVIDYS. This reduced revenue visibility and increased uncertainty at the time of grant. In addition, the Company was awaiting top-line results in the fourth quarter of 2025 from a clinical trial relating to two of its approved PMO products, creating further uncertainty. For these reasons, the committee concluded that achievement of the 2025 Total Net Product Revenue Goal was uncertain and would require significant effort to achieve.

The committee concluded that the PSU grants both meaningfully reduced near-term retention risk during a particularly challenging period for the Company and helped to bolster longer-term retention of senior leaders.

In February 2026, the compensation committee certified the achievement of the 2025 Total Net Product Revenue Goal of $1.7 billion based on actual achievement of approximately $1.9 billion, and deemed the pull forward PSUs earned. These PSUs remain subject to the time-based vesting described above.

The named executive officers are not eligible for 2026 annual equity awards, which would have otherwise been granted in March 2026.

Other Compensation Items that Impact or Influence Our Named Executive Officer Compensation Program

Retirement Benefits

Our Section 401(k) plan (the “401(k) Plan”) is a defined contribution profit sharing plan with a 401(k) option in which all of our U.S. employees who are age 21 or older are eligible to participate. For 2025, our named executive officers received a Company matching contribution equal to 100% of the first 4% of eligible compensation contributed to the 401(k) Plan, subject to the maximum amount permitted by law. We also maintain a deferred compensation plan for a select group of management and other highly-compensated individuals, including our named executive officers, under which participants can elect to defer base salary, annual cash bonus awards, and the delivery of restricted stock unit awards following vesting. The company does not make employer contributions to such plan. Only Mr. Wong elected to defer 2025 compensation under such plan.

Additional Benefits

We provide a limited number of additional benefits to our named executive officers to permit them to be accessible to the business as required and to ensure increased effectiveness, delivery and performance by residing in closer proximity to the Company’s headquarters in Cambridge, Massachusetts. However, in January 2016, the compensation committee approved a policy under which the Company will no longer provide tax gross-ups for relocation and temporary housing expenses to our executive officers.

We also provide our named executive officers with additional coverage under our group basic life insurance and AD&D plans, in the amount of 2.5 times basic annual salary, up to a maximum of $1.6 million. Under our group long-term disability policy, all regular-status full- and part-time employees, including our named executive officers, are provided with a disability benefit equal to a maximum of $15,000 per month and subject to specific plan and provider requirements. Since employees earning annual base salaries over $300,000 would exceed the monthly maximum available under this policy in the event of their disability, the Company establishes an individual supplemental long-term disability policy for these employees, and pays for the associated costs. All of our named executive officers are eligible for this individual supplemental long-term disability policy and are provided with additional coverage of up to $10,000 per month, the maximum monthly coverage as defined in our group long-term disability policy.

Severance/Termination Protection

General terms of employment, including compensation and benefits payable upon termination of employment, are set forth in employment agreements, offer letters, change in control and severance agreements, or otherwise agreed-upon arrangements between the named executive officer and the Company. See “Compensation Agreements for Named Executive Officers.” The compensation committee establishes such compensation and benefits in order to be competitive in the hiring and retention of our named executive officers. All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received in the event of termination of such executive’s employment at the end of our last fiscal year are described in “Compensation Agreements for Named Executive Officers—Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” and “Potential Payments Upon Termination or a Change in Control.”

Stock Ownership Guidelines

In order to encourage equity ownership by our executive officers and non-employee directors, we adopted stock ownership guidelines for these individuals. The purpose of the stock ownership guidelines is to enhance the alignment between the interests of the stockholders of the Company and our executive officers and non-employee directors through a required minimum level of stock ownership, while also mitigating the potential for excessive risk-taking. The stock ownership guidelines generally require each executive officer and non-employee director of the Company to reach a minimum level of target ownership of common stock of the Company within a specified period of time after becoming subject to the stock ownership guidelines, and to maintain such level for so long as the stock ownership guidelines apply. Ownership does not include unexercised options (whether or not vested) to purchase stock or unvested restricted stock units, including unvested PSUs.

Generally, each non-employee director and executive officer has five years to attain his or her respective stock ownership target. Non-employee directors are generally required to own stock in an amount equal to three times their annual cash retainer. Executive officers are generally required to own stock in an amount equal to one times their base salary, with the exception of the Chief Executive Officer, who is generally required to own stock in an amount equal to three times his base salary.

Additionally, stock options awarded to our CEO are subject to a one-year holding period upon exercise.

We reviewed our ownership guidelines in 2026 and did not recommend any changes.

All named executive officers and non-employee directors are in compliance with our stock ownership guidelines.

Prohibition on Hedging and Pledging

Our named executive officers are prohibited from hedging or pledging Sarepta common stock.

Compensation Clawback Policy

In 2023, we updated our compensation clawback policy to address the requirements of the Dodd-Frank Act, SEC rules and applicable listing standards (our “Dodd-Frank Policy”). Our Dodd-Frank Policy provides for the recoupment of erroneously-paid covered incentive-based compensation from covered executives related to an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. With regard to the recoupment of covered incentive-based compensation, the policy applies to the Company’s current and former executive officers and without regard to whether the restatement is a result of an executive’s misconduct.

In 2023, we also adopted a discretionary compensation clawback policy that, among other things, provides for the recoupment of equity awards granted in excess of a stockholder-approved equity plan limit to the Company’s current and former executive officers and non-employee directors, as well as other covered individuals, as determined by the Board. The amount of an equity award that is granted in excess of any limit under the Company’s stockholder-approved equity plans, including, without limitation, any overall plan, individual award, compensation or other limit approved by the Company’s stockholders, is subject to recoupment. In the event an equity award was granted in excess of a stockholder-approved equity plan limit, the Company will recoup the amount of the equity award that exceeds the stockholder-approved equity plan limit.

Equity Grant Practices

Our compensation committee generally grants executive officers long-term incentives in the beginning of March after we have released information about our financial performance to the public. Officers generally receive grants on the effective date of their appointments. The compensation committee does not schedule equity award grant dates, including the grants of stock options, in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.

Tax Implications of the Executive Compensation Program

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our stockholders.

Risk Assessment of Compensation Policies and Practices

As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The Company's independent compensation consultant also provided a formal risk assessment to the compensation committee.

The compensation committee has concluded, based on its reviews and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our compensation committee considered the following:

•
our use of different types of compensation vehicles provides a balance of long- and short-term incentives with fixed and variable components;
•
our grant of equity-based awards, which generally vest over a four-year time period, encourage our named executive officers to look to long-term appreciation in equity values;
•
our annual bonus determinations for each employee are dependent on achievement of company goals, which we believe promote long-term value;
•
the compensation committee’s ability to exercise discretion in determining incentive program payouts and equity awards;
•
share ownership and holding guidelines applicable to our directors and executive officers; and
•
prohibition on hedging or pledging of Company stock.

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Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material,” or to be “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The compensation committee has reviewed and discussed with management the section captioned “Compensation Discussion and Analysis”. Based on our review and discussion, the compensation committee has recommended to the Board, and the Board has approved, that the section captioned “Compensation Discussion and Analysis” be included in the Annual Report on Form 10-K for the year ended December 31, 2025 and this proxy statement for our 2026 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Deirdre Connelly (Chairwoman)

Kathryn J. Boor, Ph.D.

Richard J. Barry

Claude Nicaise, M.D.

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Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for 2025, 2024 and 2023, as applicable (or such shorter period of the named executive officer’s service).

Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Douglas S. Ingram	2025	$1,171,425	$6,000,005	—	$649,000	$20,236	$7,840,666
Chief Executive Officer	2024	$846,902	—	—	$1,111,148	$20,036	$1,978,086
	2023	$799,797	—	—	$842,519	$19,022	$1,661,338

Ryan H. Wong	2025	$480,115	$2,178,987	$398,981	$137,500	$16,284	$3,211,867
Executive Vice President,	2024	—	—	—	—	—	—
Chief Financial Officer	2023	—	—	—	—	—	—

Ian M. Estepan	2025	$740,529	$2,603,966	$822,879	$260,000	$17,019	$4,444,392
President,	2024	$656,961	$772,020	$845,250	$430,206	$48,085	$2,752,522
Chief Operating Officer	2023	$618,511	$701,955	$1,988,909	$365,930	$30,321	$3,705,626

Louise Rodino-Klapac, Ph.D.	2025	$752,505	$2,603,966	$822,879	$260,000	$16,920	$4,456,270
President, Research and Development	2024	$666,706	$772,020	$845,250	$436,588	$16,720	$2,737,283
and Technical Operations	2023	$641,063	$701,955	$1,988,909	$371,358	$15,706	$3,718,991

Cristin L. Rothfuss	2025	$629,858	$2,603,966	$822,879	$159,450	$17,470	$4,233,623
Executive Vice President,	2024	—	—	—	—	—	—
General Counsel	2023	—	—	—	—	—	—

Former Officer
Dallan Murray	2025	$373,095	$825,034	$822,879	—	$721,782	$2,742,790
Former Executive Vice President,	2024	$621,842	$772,020	$845,250	$409,435	$17,776	$2,666,323
Chief Customer Officer	2023	—	—	—	—	—	—
(1)
For details regarding our named executive officers’ compensation arrangements, see “Compensation Agreements for Named Executive Officers” below.
(2)
The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards during each year calculated in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. Assumptions used in the calculation of these amounts are included in Note 15 to the consolidated financial statements set forth in our Annual Report. See the table below captioned “Grants of Plan Based Awards in 2025” for additional information on equity awards granted in 2025.
(3)
RSUs in the "Stock Awards" column are valued based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. PSUs and PSAs (granted as part of the 2025 Performance Award) were excluded in the “Stock Awards” column as they were based upon the probable outcome of performance conditions as of the grant date. Because the performance conditions associated with these awards were not deemed probable of occurring on the grant date, the grant date fair value of these awards was determined to be zero.

Assuming attainment of the maximum level of performance, the value of the 2025 Performance Award component of the 2025 CEO Grant to Mr. Ingram was $12,000,010. Assuming attainment of the maximum level of performance, the value of PSUs granted to the named executive officers was as follows: Mr. Wong—$473,750 (2025); Mr. Estepan—$3,010,086 (2025), $2,010,469 (2024), and $2,729,825 (2023); Dr. Rodino‑Klapac—$3,010,086 (2025); $2,010,469 (2024), and $2,729,825 (2023); Ms. Rothfuss—$2,536,336 (2025); and Mr. Murray—$2,062,586 (2025).

(4)
Non-Equity Incentive Plan Compensation reflects awards earned under our annual incentive bonus plan. See the table below captioned “Grants of Plan Based Awards in 2025” and the “Compensation Discussion and Analysis” above for additional information.

(5)
The amounts disclosed under the column entitled “All Other Compensation” include the following for 2025:

Name	Matching Contributions to 401(k) Account	Long-term Disability Premiums	Other		Total
Douglas S. Ingram	$14,000	$6,236	—		$20,236
Ryan H. Wong	$14,000	$2,284	—		$16,284
Ian M. Estepan	$14,000	$3,019	—		$17,019
Louise Rodino-Klapac, Ph.D.	$14,000	$2,920	—		$16,920
Cristin L. Rothfuss	$14,000	$3,470	—		$17,470
Former Officer
Dallan Murray	$14,000	$2,294	$705,488	(1)	$721,782

(1)
Severance payment and vacation payout made to Mr. Murray in 2025.

Grants of Plan Based Awards in 2025

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock/	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Target(1)	Maximum(1)	Target	Maximum	Units(4)	Options	Awards(2)	Awards(3)
Douglas S. Ingram	12/7/2025	—	—	123,001	246,002	—	—	—	—
Chief Executive Officer	12/7/2025	—	—	146,541	293,082	—	—	—	—
	12/7/2025	—	—			269,542	—	—	$6,000,005
	—	$1,298,000	$1,947,000	—	—	—	—	—	—
Ryan H. Wong	3/10/2025	—	—	—	—	4,013	—	—	$400,056
Executive Vice President,	3/10/2025	—	—	—	—	—	8,070	$99.69	$398,981
Chief Financial Officer	9/3/2025	—	—	25,000	25,000	—	—	—	—
	9/3/2025	—	—	—	—	93,875	—	—	$1,778,931
	—	$275,000	$412,500	—	—	—	—	—	—
Ian M. Estepan	3/10/2025	—	—	16,552	20,690	—	—	—	—
President,	3/10/2025	—	—	—	—	8,276	—	—	$825,034
Chief Operating Officer	3/10/2025	—	—	—	—	—	16,644	$99.69	$822,879
	9/3/2025	—	—	50,000	50,000	—	—	—	—
	9/3/2025	—	—	—	—	93,875	—	—	$1,778,931
	—	$520,000	$780,000	—	—	—	—	—	—
Louise Rodino-Klapac, Ph.D.	3/10/2025	—	—	16,552	20,690	—	—	—	—
President,	3/10/2025	—	—	—	—	8,276	—	—	$825,034
Research and Development	3/10/2025	—	—	—	—	—	16,644	$99.69	$822,879
and Technical Operations	9/3/2025	—	—	50,000	50,000	—	—	—	—
	9/3/2025	—	—	—	—	93,875	—	—	$1,778,931
	—	$520,000	$780,000	—	—	—	—	—	—
Cristin L. Rothfuss	3/10/2025	—	—	16,552	20,690	—	—	—	—
Executive Vice President,	3/10/2025	—	—	—	—	8,276	—	—	$825,034
General Counsel	3/10/2025	—	—	—	—	—	16,644	$99.69	$822,879
	9/3/2025	—	—	25,000	25,000	—	—	—	—
	9/3/2025	—	—	—	—	93,875	—	—	$1,778,931
	—	$318,900	$478,350	—	—	—	—	—	—
Former Officer
Dallan Murray	3/10/2025	—	—	16,552	20,690	—	—	—	—
Former Executive Vice President,	3/10/2025	—	—	—	—	8,276	—	—	$825,034
Chief Customer Officer	3/10/2025	—	—	—	—	—	16,644	$99.69	$822,879
	—	—	—	—	—	—	—	—	—

(1)
Amounts represent the annual incentive bonus target and maximum payment amounts for each named executive officer, if applicable, after giving effect to the 50% reduction described above in connection with the recalibration of our 2025 incentive bonus program. The actual amounts paid in March 2026 to each of the named executive officers in respect of the 2025 incentive bonus amounts are set forth in the Summary Compensation Table above.
(2)
This column denotes the exercise price for the options granted in 2025.
(3)
These amounts represent the grant date fair value of option awards, PSAs (granted as part of the 2025 Performance Award), PSUs and RSUs granted in 2025 determined in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. The grant date fair value of the PSAs and PSUs was based upon the probable outcome of the performance conditions as of the grant date. Because the performance conditions associated with these awards were not deemed probable of occurring on the grant date, the grant date fair value of these awards was determined to be zero. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during 2025. For a more detailed description of the assumptions used for purposes of determining grant date fair value see Note 15 to the consolidated financial statements set forth in our Annual Report.
(4)
Amounts included in All Other Stock Awards represent RSUs.

Outstanding Equity Awards at 2025 Year End

The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2025, based on the closing price of $21.52 per share of our common stock on December 31, 2025, the last trading day of our 2025 fiscal year:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Stock Options Exercisable	Number of Securities Underlying Unexercised Stock Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Options Exercise Price	Option Expiration Date	Number of Shares/Units of Stock That Have Not Vested		Market Value of Shares/Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Douglas S. Ingram	2,200,110	—		—	$34.65	6/26/2027	—		—	—		—
Chief Executive Officer	—	—		—	—	12/7/2035	269,542	(1)	$5,800,544	—		—
	—	—		—	—	12/7/2035	—		—	146,541	(2)	$3,153,562
	—	—		—	—	12/7/2035	—		—	123,001	(3)	$2,646,982
Ryan H. Wong	9,600	—		—	$67.78	7/30/2031	—		—	—		—
Executive Vice President,	3,293	318	(4)	—	$80.42	3/7/2032	625	(9)	$13,450	—		—
Chief Financial Officer	1,967	583	(5)	—	$122.81	11/30/2032	312	(10)	$6,714	—		—
	2,411	1,089	(6)	—	$155.99	3/6/2033	900	(11)	$19,368	—		—
	1,621	2,079	(7)	—	$128.67	3/1/2034	1,350	(12)	$29,052	—		—
	—	8,070	(8)	—	$99.69	3/10/2035	4,013	(13)	$86,360	—		—
	—	—		—	—	9/3/2035	93,875	(14)	$2,020,190	—		—
	—	—		—	—	9/3/2035	25,000	(15)	$538,000	—		—
Ian M. Estepan	7,450	—		—	$13.71	2/28/2026	—		—	—		—
President,	12,500	—		—	$34.39	3/3/2027	—		—	—		—
Chief Operating Officer	13,400	—		—	$71.45	3/5/2028	—		—	—		—
	40,000	—		—	$145.48	3/4/2029	—		—	—		—
	32,500	—		—	$114.47	2/28/2030	—		—	—		—
	25,000	—		—	$169.54	12/14/2030	—		—	—		—
	60,000	—		—	$87.11	3/3/2031	—		—	—		—
	45,003	2,997	(4)	—	$80.42	3/7/2032	2,000	(9)	$43,040	—		—
	18,570	8,430	(6)	—	$155.99	3/6/2033	2,250	(11)	$48,420	—		—
	5,477	7,023	(7)	—	$128.67	3/1/2034	4,500	(12)	$96,840	—		—
	—	—			—	3/1/2034	8,125	(16)	$174,850	1,250	(20)	$26,900
	—	16,644	(8)	—	$99.69	3/10/2035	8,276	(13)	$178,100	—		—
	—	—		—	—	3/10/2035	—		—	16,552	(17)	$356,199
	—	—		—	—	9/3/2035	93,875	(14)	$2,020,190	—		—
	—	—		—	—	9/3/2035	50,000	(15)	$1,076,000	—		—
Louise Rodino-Klapac, Ph.D.	28,875	—		—	$76.36	4/30/2028	—		—	—		—
President,	40,000	—		—	$145.48	3/4/2029	—		—	—		—
Research and Development	62,500	—		—	$114.47	2/28/2030	—		—	—		—
and Technical Operations	25,000	—		—	$169.54	12/14/2030	—		—	—		—
	60,000	—		—	$87.11	3/3/2031	—		—	—		—
	45,003	2,997	(4)	—	$80.42	3/7/2032	2,000	(9)	$43,040	—		—
	18,570	8,430	(6)	—	$155.99	3/6/2033	2,250	(11)	$48,420	—		—
	5,477	7,023	(7)	—	$128.67	3/1/2034	4,500	(12)	$96,840	—		—
	—	—		—	—	3/1/2034	8,125	(16)	$174,850	1,250	(20)	$26,900
	—	16,644	(8)	—	$99.69	3/10/2035	8,276	(13)	$178,100	—		—
	—	—		—	—	3/10/2035	—		—	16,552	(17)	$356,199
	—	—		—	—	9/3/2035	93,875	(14)	$2,020,190	—		—
	—	—		—	—	9/3/2035	50,000	(15)	$1,076,000	—		—
Cristin L. Rothfuss,	5,050	—		—	$133.76	10/31/2028	—		—	—		—
Executive Vice President,	216	—		—	$90.15	8/30/2029	—		—	—		—
General Counsel	2,525	—		—	$114.47	2/28/2030	—		—	—		—
	1,200	—		—	$118.52	4/20/2030	—		—	—		—
	2,811	—		—	$87.11	3/3/2031	—		—	—		—
	3,675	522	(4)	—	$80.42	3/7/2032	1,050	(9)	22,596	—		—
	4,061	1,839	(6)	—	$155.99	3/6/2033	1,500	(11)	32,280	—		—
	2,717	3,483	(7)	—	$128.67	3/1/2034	2,325	(12)	50,034	—		—
	1,085	2,915	(18)	—	$130.50	11/26/2034	1,500	(19)	32,280	—		—
	—	16,644	(8)	—	$99.69	3/10/2035	8,276	(13)	178,100	—		—
				—	—	3/10/2035	—		—	16,552	(17)	$356,199
	—	—		—	—	9/3/2035	93,875	(14)	2,020,190	—		—
	—	—		—	—	9/3/2035	25,000	(15)	538,000	—		—
Former Officer
Dallan Murray	1,823	—		—	$34.39	4/17/2026	—		—	—		—
Former Executive Vice President,	10,900	—		—	$71.45	4/17/2026	—		—	—		—
Chief Customer Officer	13,400	—		—	$145.48	4/17/2026	—		—	—		—
	5,395	—		—	$114.47	4/17/2026	—		—	—		—
	25,000	—		—	$169.54	4/17/2026	—		—	—		—
	60,000	—		—	$87.11	4/17/2026	—		—	—		—
	45,003	2,997	(21)	—	$80.42	4/17/2026	—		—	—		—
	5,477	7,023	(21)	—	$128.67	4/17/2026	—		—	—		—
	18,570	8,430	(21)	—	$155.99	4/17/2026	—		—	—		—
	—	16,644	(21)	—	$99.69	4/17/2026	—		—	—		—

(1)
The RSUs fully vest on December 7, 2028, with 33% of the shares vesting on each anniversary of the grant date, generally subject to such holder continuing to provide services to the Company through each such vesting date.
(2)
The performance condition of the PSAs (granted as part of the 2025 Performance Award) with a cliff-vesting schedule was not achieved as of December 31, 2025 and the value of the award is reported assuming target performance. Upon achievement of the performance condition, the PSAs fully vest on December 7, 2028, generally subject to such holder continuing to provide services to the Company through such vesting date. These PSAs can be earned up to 200%.
(3)
The performance condition of the PSUs (granted as part of the 2025 Performance Award) with a cliff-vesting schedule was not achieved as of December 31, 2025 and the value of the award is reported assuming target performance. Upon achievement of the performance condition, the PSUs fully vest on December 7, 2028, generally subject to such holder continuing to provide services to the Company through each such vesting date. These PSUs can be earned up to 200%.
(4)
The stock options fully vest on March 7, 2026, and vest at a rate of 25% of the shares of our common stock underlying the option on March 7, 2023 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services to the Company through each such vesting date.
(5)
The stock options fully vest on November 30, 2026, and vest at a rate of 25% of the shares of our common stock underlying the option on November 30, 2023 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services to the Company through each such vesting date.
(6)
The stock options fully vest on March 6, 2027, and vest at a rate of 25% of the shares of our common stock underlying the option on March 6, 2024 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to such holder continuing to provide services to the Company through each such vesting date.
(7)
The stock options fully vest on March 1, 2028, and vest at a rate of 25% of the shares of our common stock underlying the option on March 1, 2025 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to such holder continuing to provide services to the Company through each such vesting date.
(8)
The stock options fully vest on March 10, 2029, and vest at a rate of 25% of the shares of our common stock underlying the option on March 10, 2026 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to such holder continuing to provide services to the Company through each such vesting date.
(9)
The RSUs fully vest on March 7, 2026, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(10)
The RSUs fully vest on November 30, 2026, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(11)
The RSUs fully vest on March 6, 2027, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(12)
The RSUs fully vest on March 1, 2028, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(13)
The RSUs fully vest on March 10, 2029, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(14)
The RSUs fully vest on September 3, 2027, with 50% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.

(15)
The performance condition of the PSUs was achieved as of December 31, 2025 and 100% of the shares will fully vest on September 3, 2028, subject to each such holder continuing to provide services to the Company through such vesting date.
(16)
The number of PSUs represent the PSUs that were granted on March 1, 2024 that were earned and fully vested as of March 1, 2026.
(17)
The performance conditions of the PSUs were not achieved as of December 31, 2025 and the value of the award is reported assuming target performance. Upon achievement of the performance conditions, the PSUs fully vest as of the end of the performance period applicable to the specified performance goal, or in certain cases upon achievement of the performance goal, which in certain cases can occur as late as October 31, 2028. The PSUs can be earned up to 125%.
(18)
This stock option fully vests on November 26, 2028, and vests at a rate of 25% of the shares of our common stock underlying the option on November 26, 2025 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services to the Company through each such vesting date.
(19)
The RSUs fully vest on November 26, 2028, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(20)
The number of PSUs represents the additional award that can be earned if maximum performance is achieved. The additional award was not achieved and therefore did not vest as of the March 1, 2026 service vesting date.
(21)
In connection with Mr. Murray's separation agreement, vested shares related to these stock options will expire on April 17, 2026.

The following table provides information relating to stock option exercises and the vesting of RSUs and PSUs for our named executive officers during 2025:

2025 Option Exercises and Stock Vested for Named Executive Officers

	Stock Options		Stock Awards
Name	Number of Options Exercised	Value Realized on Exercising (1)	Number of Securities Acquired on Vesting (2)	Value Realized on Vesting (3)
Douglas S. Ingram	—	—	—	—
Chief Executive Officer
Ryan H. Wong	—	—	4,824	$351,216
Executive Vice President,
Chief Financial Officer
Ian M. Estepan	15,800	$1,667,058	31,375	$3,278,480
President,
Chief Operating Officer
Louise Rodino-Klapac, Ph.D.	—	—	41,375	$3,466,580
President,
Research and Development
and Technical Operations
Cristin L. Rothfuss	—	—	6,793	$667,527
Executive Vice President,
General Counsel
Former Officer
Dallan Murray	—	—	31,375	$3,278,480
Former Executive Vice President,
Chief Customer Officer

(1)
Represents the stock price on the date of exercise minus the option exercise price multiplied by the number of shares acquired upon exercise. The amounts disclosed above are presented on a gross basis, even if the option was exercised on a net basis.

(2)
Represents the shares of our common stock acquired upon the vesting of RSUs and PSUs during 2025.
(3)
For RSUs and PSUs, the value realized on vesting represents the closing price per share of our common stock on the vesting date multiplied by the number of shares that vested.

2025 Pension Benefits

During 2025, none of our named executive officers were entitled to pension benefits or other payments of benefits pursuant to any plan following retirement.

2025 Nonqualified Deferred Compensation

During 2025, our named executive officers were eligible to participate in our nonqualified deferred compensation plan. The Company does not make any contributions to the plan. Amounts deferred under the plan can be notionally invested in mutual funds or other investments, in accordance with participant elections, and are generally distributed at, or following, a participant's separation from service in a lump sum or a series of installments, unless an in-service distribution was elected by the participant. The following table provides information regarding such plan for 2025:

Name	Title	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Douglas S. Ingram	Chief Executive Officer	—	—	—	—	—
Ryan H. Wong	Executive Vice President, Chief Financial Officer	$232,365	—	$23,094	—	$255,460
Ian M. Estepan	President, Chief Operating Officer	—	—	—	—	—
Louise Rodino-Klapac, Ph.D.	President, Research and Development and Technical Operations	—	—	—	—	—
Cristin L. Rothfuss	Executive Vice President, General Counsel	—	—	—	—	—

Former Officer
Dallan Murray	Former Executive Vice President, Chief Customer Officer	—	—	—	—	—

(1) Amounts reported in the Executive Contributions in Last Fiscal Year column are also included as Salary in the Summary Compensation Table.

Pay versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding “Compensation Actually Paid,” as determined by SEC rules for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total for	Compensation Actually Paid to	Average Summary Compensation Table Total for	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment based on:(4)		Net (Loss)	Net Product
Year	Douglas S. Ingram(1) ($)	Douglas S. Ingram(1)˒(2)˒(3) ($)	Non-PEO NEOs(1) ($)	to Non-PEO NEOs(1),(2),(3) ($)	TSR ($)	Peer Group TSR ($)	Income(5) ($ Thousands)	Revenues(6) ($ Thousands)
2025	7,840,666	(17,285,756)	3,817,788	1,158,670	12.62	124.80	(713,410)	1,864,296
2024	1,978,086	(14,532,010)	2,661,279	5,829,423	71.32	93.53	235,239	1,787,960
2023	1,661,338	(34,570,955)	3,630,883	1,866,727	56.56	94.06	(535,977)	1,144,876
2022	124,938,694	162,924,862	4,613,363	6,814,238	76.00	89.92	(703,488)	843,769
2021	1,546,324	(304,803,195)	6,273,896	(584,551)	52.82	100.03	(418,780)	612,401
(1)
Douglas S. Ingram was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2025	2024	2023	2022	2021
Ryan H. Wong	Ian M. Estepan	Ian M. Estepan	Ian M. Estepan	Ian M. Estepan
Ian M. Estepan	Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.
Louise Rodino-Klapac, Ph.D.	Bilal Arif	Ryan Brown	Ryan Brown	William Ciambrone
Cristin L. Rothfuss	Dallan Murray	Bilal Arif	William Ciambrone	Ryan Brown
Dallan Murray	Ryan Brown			Gilmore O’Neill, M.B., M.M.Sc.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Douglas S. Ingram ($)	Exclusion of Stock Awards and Option Awards for Douglas S. Ingram ($)	Inclusion of Equity Values for Douglas S. Ingram ($)	Compensation Actually Paid to Douglas S. Ingram ($)
2025	7,840,666	(6,000,005)	(19,126,416)	(17,285,756)
2024	1,978,086	—	(16,510,096)	(14,532,010)
2023	1,661,338	—	(36,232,292)	(34,570,955)
2022	124,938,694	(123,314,818)	161,300,986	162,924,862
2021	1,546,324	—	(306,349,519)	(304,803,195)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,817,788	(2,901,283)	242,165	1,158,670
2024	2,661,279	(1,617,270)	4,785,414	5,829,423
2023	3,630,883	(2,690,864)	926,708	1,866,727
2022	4,613,363	(3,702,434)	5,903,309	6,814,238
2021	6,273,896	(5,287,679)	(1,570,768)	(584,551)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas S. Ingram ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas S. Ingram ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas S. Ingram ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas S. Ingram ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas S. Ingram ($)	Total - Inclusion of Equity Values for Douglas S. Ingram ($)
2025	5,800,544	—	—	(24,926,960)	—	(19,126,416)
2024	—	(16,510,096)	—	—	—	(16,510,096)
2023	—	(55,743,548)	—	19,511,256	—	(36,232,292)
2022	—	103,710,486	—	57,590,500	—	161,300,986
2021	—	(302,577,000)	—	(3,772,519)	—	(306,349,519)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,602,629	(1,008,535)	—	(1,139,147)	(212,783)	242,165
2024	1,385,291	1,838,595	771,875	789,653	—	4,785,414
2023	3,003,475	(1,779,126)	—	(297,641)	—	926,708
2022	4,644,883	1,766,504	—	30,999	(539,077)	5,903,309
2021	4,015,070	(2,320,914)	—	(2,427,761)	(837,163)	(1,570,768)
(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
The amounts reported represent Net (Loss) Income of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.
(6)
We determined Net Product Revenues to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company's cumulative TSR over the five most recently completed fiscal years, and the NASDAQ Biotechnology Index TSR over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net (Loss) Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net (Loss) Income during the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Product Revenues

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Net Product Revenues during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2025 to Company performance. We break out this table into two lists—one for our PEO and one for our non-PEO NEOs. The measures in this table are not ranked. Please refer to the Compensation Discussion and Analysis for detailed information about how we link executive compensation to performance.

PEO	Non-PEO NEOs
Net Product Revenues	Net Product Revenues
Stock Price

Potential Payments upon Termination or a Change in Control

The first table below reflects the amount of compensation payable to our Chief Executive Officer in the event of termination of his employment during the 90 days before and 24 months following a change in control or outside of such period.

The second table below reflects the amount of compensation payable to each of our named executive officers, other than our Chief Executive Officer, in the event of termination of such executive’s employment within 12 months following a change in control or outside of such period. The amounts shown assume that a change in control and such termination took place on December 31, 2025 based on the agreements in effect on that date, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon the occurrence of the relevant triggering event.

Chief Executive Officer

The amount of compensation payable to the Chief Executive Officer in the event of a termination of his employment without cause or his resignation for good reason (each such term, as defined in his employment agreement), in each case (i) during the 90 days before or the 24 months following a change in control and (ii) not in connection with the periods prior to or following a change in control described above, is shown below. The table below reflects the agreements with our Chief Executive Officer in place as of December 31, 2025.

Name	Benefit	Qualifying Termination of Employment Not in Connection with Change in Control(4)	Qualifying Termination of Employment in Connection with Change in Control(1)
Douglas S. Ingram	Cash Severance	$3,068,000	$4,956,000
Chief Executive Officer	Accelerated Vesting of Equity Awards (2) (3)	—	$11,601,088
	COBRA Continuation	$35,139	$35,139
	Outplacement	$20,000	—
	Total	$3,123,139	$16,592,227

(1)
Under (i) the June 26, 2017 Change in Control Agreement with Mr. Ingram, as amended effective as of June 26, 2018, and as further amended effective April 19, 2022 and (ii) the equity award agreement governing the 2025 CEO Award, effective December 7, 2025, if Mr. Ingram experiences a termination by the Company without “cause” or he resigns for “good reason” (each such term, as defined in his employment agreement) during the 90-day period preceding or the 24-month period following a change in control, then in addition to payment of any accrued but unpaid salary, any earned but unpaid annual bonus, reimbursement of business expenses, unused vacation time and similar benefits, Mr. Ingram will receive the following, subject to his execution and non-revocation of a release of claims:
(i)
a cash lump sum payment equal to 24 months of his base salary at the rate in effect immediately prior to his termination of employment;
(ii)
a cash lump sum payment equal to 200% of his annual target bonus assuming achievement of performance goals at 100%;
(iii)
accelerated vesting on 100% of his outstanding and unvested equity awards, with performance under the 2025 Performance Award deemed to be earned at 100% of target; and
(iv)
if Mr. Ingram elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for him and his eligible dependents for up to 18 months following the date of termination.
(2)
Pursuant to the terms of our 2014 Plan, where a successor corporation does not assume or grant substitute awards for our outstanding equity awards, all awards granted will immediately become exercisable or will vest without any further action or passage of time.
(3)
In the event that Mr. Ingram experiences a termination of employment in connection with a CIC, the stated dollar amount in this row reflects the value of the unvested portion of all equity awards (with performance under the 2025 Performance Award deemed to be earned at 100% of target) assuming a stock price of $21.52 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, the last trading day of our 2025 fiscal year.
(4)
For more information related to a qualified termination of employment not in connection with a change in control, please see “Compensation Agreements for Named Executive Officers – Douglas S. Ingram – Chief Executive Officer”.

Other Named Executive Officers

The table below reflects the amount of compensation payable to each of our named executive officers, other than our Chief Executive Officer, in the event of a termination of the executive’s employment by us without “cause” or due to a “constructive termination” (each such term, as defined in the Severance Agreements described below) (i) upon or within 12 months following a change in control, and (ii) not in connection with, or within 12 months following, a change in control. The table below reflects the agreements with our named executive officers (other than our Chief Executive Officer) in place as of December 31, 2025.

Name	Benefit	Qualifying Termination of Employment Not in Connection with Change in Control(4)	Qualifying Termination of Employment in Connection with Change in Control (1)
Ryan H. Wong	Cash Severance	—	$1,100,000
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$2,713,134
Chief Financial Officer	COBRA Continuation	—	$39,005
	Total	—	$3,852,139
Ian M. Estepan	Cash Severance	$1,320,000	$1,720,000
President,	Accelerated Vesting of Equity Awards (2) (3)	—	$3,993,639
Chief Operating Officer	COBRA Continuation	$34,172	$51,258
	Total	$1,354,172	$5,764,897
Louise Rodino-Klapac, Ph.D.	Cash Severance	$1,320,000	$1,720,000
President,	Accelerated Vesting of Equity Awards (2) (3)	—	$3,993,639
Research and Development	COBRA Continuation	$34,172	$51,258
and Technical Operations	Total	$1,354,172	$5,764,897
Cristin L. Rothfuss	Cash Severance	$956,700	$1,275,600
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$3,229,679
General Counsel	COBRA Continuation	$18,024	$27,037
	Total	$974,724	$4,532,315

(1)
Upon a termination of the named executive officer’s employment by us without “cause” or due to a “constructive termination” (each, as defined in the Severance Agreements described below) either upon or within 12 months following a change in control, the named executive officer is entitled to, subject to his or her execution and non-revocation of a release of claims:
(i)
an amount equal to 18 months of his or her base salary at the rate in effect immediately prior to the executive’s termination of employment payable in a cash lump sum;
(ii)
an amount equal to 100% of his or her annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum;
(iii)
accelerated vesting on all outstanding and unvested equity awards; and
(iv)
if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for the executive and his or her eligible dependents for up to 18 months following the date of termination.
(2)
Pursuant to the terms of each of our 2011 Plan, 2014 Plan and 2018 Plan, where a successor corporation does not assume or grant substitute awards for our outstanding equity awards, all awards granted will immediately become exercisable or will vest without any further action or passage of time.
(3)
The stated dollar amounts in this row reflect the value of all unvested equity awards held by each named executive officer, assuming a stock price of $21.52 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, the last trading day of our 2025 fiscal year.
(4)
Included in Mr. Estepan, Dr. Rodino-Klapac, and Ms. Rothfuss' cash severance is the Non-Competition Consideration (as defined below) as well as nine months of severance payments that would be paid in the event of a qualifying termination not in connection with a change in control. Each of these named executive officers would also receive the Non-Competition Consideration in the event of a termination of employment without “Good Reason” (as defined below) or by the Company for “Cause” (as defined below), as described below under “Severance Letters”. For more information related to a qualified termination of employment not in connection with a change in control, please see “Compensation Agreements for Named Executive Officers”.

III. Compensation Agreements for Named Executive Officers

Douglas S. Ingram — Chief Executive Officer

On June 26, 2017, the Board appointed Mr. Ingram as President and Chief Executive Officer and as a member of the Board. In connection with his appointment, we entered into an employment agreement with Mr. Ingram effective June 26, 2017 (the “Ingram Effective Date”).

The employment agreement has an initial term of three years commencing on the Ingram Effective Date and thereafter automatically renews on an annual basis unless either party provided 60 days’ notice of intent not to renew. Mr. Ingram is entitled to an annual base salary, which has subsequently been increased, and is eligible to receive a target annual bonus of 90% of his annual base salary. In addition, Mr. Ingram is eligible to participate in the Company’s employee benefit plans, policies, and arrangements applicable to other executive officers generally.

Under his employment agreement, if Mr. Ingram’s employment terminates as a result of his death or disability, or as a result of non-renewal of the employment agreement, he is entitled to payment of any accrued but unpaid salary, any earned but unpaid annual bonus, reimbursement of business expenses, accrued but unused vacation time, and similar benefits (his “Accrued Benefits”).

If Mr. Ingram’s employment is terminated by the Company without cause or by him for good reason (each as defined in the employment agreement), he is entitled to payment of his Accrued Benefits and, subject to his execution and non-revocation of a release of claims, a pro rata portion of any annual bonus for the year in which his employment terminates (subject to the actual achievement of performance goals), continued payments of 18 months of his base salary and one times target bonus payable for 18 months from the date of termination, COBRA coverage at applicable active employee rates for 18 months, and outplacement services not to exceed $20,000.

The employment agreement requires Mr. Ingram not to compete, either directly or indirectly, with the Company during his employment and until eighteen months following his date of termination of employment with the Company. The employment agreement also requires Mr. Ingram not to solicit the Company’s employees to leave their employment with the Company during, and for eighteen months following, the term of his employment. In addition, Mr. Ingram entered into the Company’s form of Confidential Proprietary Rights and Non-Disclosure Agreement.

As described above, the 2025 CEO Award contains retirement vesting provisions, which apply as a result of Mr. Ingram having attained age 55 with at least five years of service with the Company and a combined age and years of service with the Company equaling at least 65. If Mr. Ingram’s service relationship with the Company terminates due to his retirement and he has provided services to the Company for a period of at least twelve months measured from the grant date of the 2025 CEO Award (the “retirement service condition”), he is eligible to continue to vest in the award in accordance with its terms.

Also on June 26, 2017, we entered into a Change in Control Agreement with Mr. Ingram (“CIC Severance Agreement”). The CIC Severance Agreement provides that if Mr. Ingram experiences a termination of employment by the Company without cause or by him for good reason during the 90-day period preceding or the 24-month period following a change in control (a "qualifying termination"), then in addition to his Accrued Benefits, Mr. Ingram will receive the following payments and benefits, subject to his execution and non-revocation of a release of claims:

•
a cash lump sum payment equal to 24 months of his base salary at the rate in effect immediately prior to his termination of employment;
•
a cash lump sum payment equal to 200% of his annual target bonus assuming achievement of performance goals at 100%;
•
accelerated vesting with respect to the 2025 RSUs; and
•
COBRA coverage at applicable active employee rates for 18 months following termination.

The CIC Severance Agreement, as amended, also provided for the application of special vesting provisions with respect to the performance-based option granted to Mr. Ingram in 2017, but these provisions lapsed when the performance period applicable to such option ended on June 26, 2025. In the event of a change in control occurring prior to the conclusion of the performance period applicable to the performance component of the 2025 CEO Award, such portion of the 2025 CEO Award would be deemed to be earned at 100% of target (or, if greater, based on the Company’s EBITDA performance as of the date of the change in control, without extrapolation) and would be fully vested at such time, if any, as Mr. Ingram meets the retirement service condition (or upon a qualifying termination, if earlier).

Dr. Louise Rodino-Klapac – President, Research and Development and Technical Operations

On April 30, 2018, we hired Louise Rodino-Klapac, Ph.D. as our Vice President, Gene Therapy. In connection with her appointment, we and Dr. Rodino-Klapac entered into an offer letter dated April 19, 2018, providing Dr. Rodino-Klapac’s at-will employment. Under the terms of her offer letter, Dr. Rodino-Klapac was entitled to an initial annual base salary of $310,000.08, which amount is subject to review and adjustment based upon our performance review practices, and has been subsequently increased. Dr. Rodino-Klapac was eligible for a target annual bonus of up to 30% of her annual base salary based upon Dr. Rodino-Klapac’s achievement of Company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Dr. Rodino-Klapac was promoted to Executive Vice President, Head of Research and Development, Chief Scientific Officer in 2020. In July 2025, Dr. Rodino-Klapac was promoted to President, Research and Development and Technical Operations.

Dr. Rodino-Klapac’s equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy.

Dr. Rodino-Klapac’s salary, bonus and other compensation are reviewed and updated by our compensation committee on an annual basis. For the details of her 2025 salary, bonus and other compensation, see the disclosure provided under “2025 Named Executive Officer Compensation.”

Ian M. Estepan – President, Chief Operating Officer

On January 1, 2015, we hired Ian M. Estepan as our Senior Director, Corporate Affairs. In connection with his appointment, we and Mr. Estepan entered into an offer letter dated December 18, 2014, providing for Mr. Estepan’s at-will employment. Under the terms of his offer letter, Mr. Estepan was entitled to an initial annual base salary of $280,000, which amount is subject to review and adjustment based upon our performance review practices and has been subsequently increased. Mr. Estepan was eligible for a target annual bonus of up to 25% of his annual base salary (which target bonus has been subsequently increased) based upon Mr. Estepan’s achievement of Company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Mr. Estepan was promoted to Executive Vice President, Chief Financial Officer in 2020. In July 2025, Mr. Estepan was promoted to President, Chief Operating Officer.

Pursuant to Mr. Estepan’s offer letter, the Company reimburses Mr. Estepan’s commuting costs to and from New York and accommodations in Cambridge, MA on an as needed basis.

Mr. Estepan’s equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Mr. Estepan’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2025 salary, bonus and other compensation, see the disclosure provided under “2025 Named Executive Officer Compensation.”

Cristin L. Rothfuss - Executive Vice President, General Counsel

In October 2018, we hired Ms. Rothfuss as our Executive Director, Corporate Transactions. She was promoted to Vice President, Corporate Transactions in April 2020. She served as our Deputy General Counsel from February 2021 until November 2024, where she was promoted to Executive Vice President, General Counsel and Corporate Secretary. She currently serves as our Executive Vice President, General Counsel.

Ms. Rothfuss' equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Ms. Rothfuss' salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of her 2025 salary, bonus and other compensation, see the disclosure provided under “2025 Named Executive Officer Compensation.”

Ryan H. Wong - Executive Vice President, Chief Financial Officer

Mr. Wong was promoted to our Executive Vice President, Chief Financial Officer in July 2025.

Mr. Wong’s equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Mr. Wong's salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2025 salary, bonus and other compensation, see the disclosure provided under “2025 Named Executive Officer Compensation.”

Dallan Murray – Former Executive Vice President, Chief Customer Officer

Mr. Murray previously served as our Executive Vice President, Chief Customer Officer. On July 14, 2025, as part of the reduction in force, the Company terminated the employment of Mr. Murray, effective July 18, 2025. The Company entered into a Separation and Consulting Agreement and General Release, dated July 14, 2025, pursuant to which Mr. Murray remained a consultant to the Company through January 17, 2026. Pursuant to the terms of the applicable equity award agreements, the outstanding equity awards issued to Mr. Murray as of July 14, 2025 continued to vest through the period in which Mr. Murray continued to provide consulting services to the Company. Under the Agreement, the Company agreed to pay Mr. Murray severance in the lump sum amount of $549,272.80, as well as a consulting fee of $400 per hour for the consulting services provided.

Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers

Change in Control and Severance Agreements – Messrs. Estepan, Wong, Ms. Rothfuss and Dr. Rodino-Klapac

During 2025, we were a party to our standard Executive Change in Control and Severance Agreement, which was most recently revised in 2019 (the “2019 CIC Agreements"), with each of Messrs. Estepan, Wong, and Murray, Ms. Rothfuss, and Dr. Rodino-Klapac. Under the 2019 CIC Agreement, if an executive experiences a “constructive termination” or termination by the Company other than for “cause” (as each term is defined below) during the 12-month period following a “change in control” (as defined in the CIC Agreement), and if the executive delivers to the Company a general release of claims that becomes effective and irrevocable within 60 days following such covered termination, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company will provide the executive with the following: (i) an amount equal to 18 months of his or her base salary at the rate in effect immediately prior to the executive’s termination of employment payable in a cash lump sum; (ii) an amount equal to 100% of his or her annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum; (iii) accelerated vesting on all outstanding and unvested equity awards; and (iv) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for the executive and his or her eligible dependents for up to 18 months following the date of termination. The 2019 CIC Agreements also contain certain restrictive covenant provisions, including prohibiting solicitation of the Company’s customers during the executive’s employment with the Company and for one year thereafter and mutual non-disparagement provisions.

As defined in the 2019 CIC Agreement, “Cause” means: (i) any material act of theft or fraud made by the executive in connection with his or her responsibilities as an employee; (ii) the executive's conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive's willful material misconduct with respect to any material aspect of the business of the Company; (iv) the executive's unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (v) the executive's willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the executive's failure to perform his or her employment duties after the executive has received a written notice from the Company that specifically sets forth the factual basis for the Company’s belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice. As defined in the 2019 CIC Agreement, “constructive termination” means the executive’s resignation from employment with the Company within 90 days after the occurrence of one or more of the following conditions without his consent: (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in his base salary, other than a diminution ratably applied to other senior executives of the Company; (iii) a material change in the geographic location at which the executive must perform his services (which shall in no event include a relocation of his office which results in an increased commuting distance from his home to the office of less than 30 miles); or (iv) any other action or inaction that constitutes a material breach of any written agreement or covenant between the executive and the Company by the Company; and which, in the case of any of the foregoing, continues uncured by the Company beyond 30 days after the executive has provided the Company written notice that he believes in good faith that such condition giving rise to such claim of Constructive Termination has occurred. Any such notice shall be provided to the Company within 30 days following the initial occurrence of the condition or event giving rise to Constructive Termination.

Severance Letters – Messrs. Estepan and Wong, Ms. Rothfuss and Dr. Rodino-Klapac

Effective as of March 5, 2019, we entered into a letter agreement with each of Mr. Estepan and Dr. Rodino-Klapac (the “Severance Letters”). We also entered into this Severance Letter with Ms. Rothfuss in 2025 and Mr. Wong in 2026.

Non-Competition Consideration

In consideration for the named executive officer’s agreement to be bound by the restrictive covenants contained in the Severance Letter, if the named executive officer terminates employment with or without “Good Reason” (as defined below), or is terminated by the Company for “Cause” (as defined below), the named executive officer will be entitled to continue to receive payments of his or her base salary at the then-current rate of pay for three months following such termination of employment (the “Non-Competition Consideration”). If the named executive officer’s employment is terminated by the Company without Cause, the named executive officer will be entitled to receive Non-Competition Consideration in consideration for the named executive officer’s agreement to be bound by the restrictive covenants that will be set forth in the separation agreement that will be entered into by the Company and the named executive officer in connection with such termination of employment (which restrictive covenants will be substantially the same as the restrictive covenants contained in the Severance Letter).

Severance Payments

If the named executive officer is terminated without Cause or resigns for Good Reason (a “Qualifying Termination”), then in addition to any accrued benefits (as set forth in the Severance Letters) and the Non-Competition Consideration, the Company will provide the named executive officer with the following, subject to his or her timely execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates:

•
Severance equal to the sum of nine months of the named executive officer’s annual base salary and his or her target bonus for the year of termination, paid in equal installments over a nine-month period following the last payment of Non-Competition Consideration with respect to the salary component and paid in a lump sum with respect to the bonus component (such 12-month period, the “Severance Period”).
•
A monthly amount of the COBRA continuation coverage premium under the Company’s group health plans, subject to the named executive officer’s co-payment of the applicable active employee rate, paid until the end of the Severance Period or, if earlier, the date the named executive officer becomes eligible for group health insurance coverage through a new employer.

Equity Awards

In the event of a Qualifying Termination, the named executive officer has no less than 12 months following such termination (but not beyond the remaining term of the vested equity awards) to exercise the exercisable portion of any vested equity awards that were granted following March 5, 2019. Further, the named executive officer will not be entitled to accelerated vesting of any equity awards that were granted to the named executive officer prior to March 5, 2019, other than as provided in the Severance Letters, regardless of any vesting acceleration provisions set forth in any prior agreements or applicable equity award agreements.

Confidentiality; Non-Interference; Non-Solicitation; and Non-Disparagement Covenants

The Severance Letters also require the named executive officers not to compete, directly or indirectly, with us. In addition, the Severance Letters require the named executive officers not to solicit our employees to leave their employment and not to solicit any of our customers to purchase goods or services sold by the Company from another person or entity. It also requires them not to disparage the Company, its directors, officers, or any other member of the Company’s senior management team. These restrictions apply while the named executive officers are employed by us and for a period of one year thereafter.

Definitions

Terms as used and defined in the Severance Letters:

•
“Cause” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) his or her substantial and repeated failure to perform his or her duties or follow the reasonable and legal written direction of the Chief Executive Officer; (ii) his or her willful material misconduct with respect to any material aspect of the business of the Company; (iii) the conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his or her performance of any material act of theft or fraud in connection with the performance of duties; or (v) a material breach of the Severance Letter, any written employment agreement between the Company and the named executive officer, the Confidential Proprietary Rights and Non-Disclosure Agreement by and between the Company and the named executive officer (the “Confidentiality Agreement”), any other written restrictive covenant agreement between the Company and the named executive officer, or a material violation of the Company’s code of conduct or other written material policy of the Company.
•
“Good Reason” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) material diminution in his or her base salary at the rate or his or her bonus target at the percentage, in each case, in effect immediately prior to the reduction; (ii) material diminution in his or her duties, authority or responsibilities; (iii) a relocation of his or her work location by more than 30 miles; or (iv) a material breach by the Company of the Severance Letter, any equity award agreement, CIC Agreement, the Confidentiality Agreement, or any written employment agreement between the Company and the named executive officer then in effect.

The severance rights of the named executive officers during the 12-month period of time commencing upon a change in control are governed by their existing change in control agreements with the Company and not by the Severance Letters. See the section above captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” for a description of these payments.

Mr. Ingram’s CIC Severance Agreement is described above under “Compensation Agreements for Named Executive Officers – Douglas S. Ingram – Chief Executive Officer”.

CEO Pay Ratio

We are required by SEC rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Act to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our President and Chief Executive Officer, using certain permitted methodologies. To determine this pay ratio and our median employee, we looked at our employee population and utilized data as of October 31, 2025 (the “Determination Date”).

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) base salary, (B) the target bonus or commission for 2025, (C) the estimated accounting value of any equity awards granted during 2025, and (ii) ranking this compensation measure for our employees from lowest to highest for employees who were employed on the Determination Date. This calculation was performed for all employees, excluding our Chief Executive Officer, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any material assumptions, adjustments or estimates with respect to total compensation. After identifying the median employee based on total cash compensation, we calculated annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

For 2025, the annual total compensation for Mr. Ingram, as reported in the Summary Compensation Table, was $7,840,666. The total compensation of our median employee was $308,335, resulting in an estimated pay ratio of 25:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 Clawback Analysis

In connection with the audit of our financial statements for the year ended December 31, 2025, we identified an error in the financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2025 related to the accounting for our partial refinancing of our convertible senior notes due in 2027 that was completed on August 28, 2025. This error resulted in an understatement of interest expense by $1.9 million, overstatement of long-term debt by $140.5 million and overstatement of net loss by $140.5 million, as of and for the three and nine months ended September 30, 2025, and was corrected in the financial statements in our annual report on Form 10-K for the year ended December 31, 2025. This immaterial error correction triggered an incentive compensation recovery analysis under our Dodd-Frank Policy. The compensation committee concluded that the restated amounts did not impact any financial reporting measure under our recalibrated 2025 annual bonus program or under our outstanding PSUs. As a result, our compensation committee concluded that no recovery of erroneously awarded incentive compensation under the Dodd-Frank Policy was required.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Pursuant to our Code of Conduct, authorization from the audit committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct. In addition, if an actual or potential conflict of interest involving a member of our Board of Directors should arise, such director is required to immediately report all facts regarding the matter to the nominating and corporate governance committee.

On December 10, 2025, we entered into a privately negotiated exchange agreement with the Michael A. Chambers Living Trust, an entity affiliated with Michael Chambers, a member of our Board of Directors, to exchange $20.0 million in aggregate principal amount our 1.25% Convertible Senior Notes due 2027 held by it for consideration consisting of (i) $20.0 million in aggregate principal amount of our 4.875% Convertible Senior Notes due 2030 and (ii) approximately $2.2 million in cash.

Delinquent Section 16(a) Reports

Based upon a review of our records and the attestations of our officers and directors, we believe that one Form 4 related to the tax withholding of vested restricted stock units for Mr. Wong was filed one week late. We are not aware of any other required Section 16 filings that were failed to be made or delinquent in timing.

Compensation Committee Interlocks and Insider Participation

During 2025, Dr. Nicaise, Mr. Barry, Dr. Boor and Ms. Connelly (Chair) served on our compensation committee. During 2025, no member of our compensation committee was an officer or employee or was formerly an officer of the Company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the Board or the compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served on our Board or on our compensation committee.

ANNUAL REPORT

A copy of our combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2025 will be available to the stockholders of record as of the Record Date together with this proxy statement at www.edocumentview.com/SRPT.

An additional copy of our Annual Report may be obtained from our website, www.sarepta.com, or can be furnished, without charge, to beneficial stockholders or stockholders of record upon request in writing to Investor Relations, Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142, or by telephone to (617) 274-4000. Copies of exhibits to our Annual Report are available for a reasonable fee.

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OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to vote your shares, at your earliest convenience, on the Internet or by telephone following the instructions on the Notice, or by mail (if you receive proxy materials by mail).

By Order of the Board of Directors,

Cambridge, MA

April 24, 2026

Cristin L. Rothfuss

Executive Vice President, General Counsel

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Appendix A

SAREPTA THERAPEUTICS, INC.

2026 Equity Incentive Plan

1.
DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards. Upon the effectiveness of the Plan, no new awards will be granted under a Prior Plan but previously granted awards under a Prior Plan will continue in accordance with their terms.

3.
ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award; to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.
SHARE POOL; LIMITS ON AWARDS UNDER THE PLAN
(a)
Number of Shares. Subject to adjustment as provided in Section 7(b), a total of 6,740,000 shares may be delivered in satisfaction of Awards under the Plan, plus the number of shares of Stock that become available for grant under clause (ii)(C) of the third sentence of this Section 4(a), and less one (1) share for every one (1) share of Stock that was subject to a stock option or a stock appreciation right granted after March 11, 2026 and prior to the Effective Date under a Prior Plan and less 1.26 shares for every one (1) share of Stock that was subject to an award other than a stock option or a stock appreciation right granted after March 11, 2026 and prior to the Effective Date under a Prior Plan (such aggregate number of shares of Stock, the “Share Pool”). Up to 6,740,000 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of determining the share limits under this Section 4(a), (i) each share of Stock subject to a Stock Option or SAR will count as one share and each share of Stock subject to any other Award will count as 1.26 shares, and (ii) the number of shares of Stock delivered in satisfaction of Awards will be determined (A) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or an award granted under a Prior Plan or in satisfaction of tax withholding requirements with respect to an Award or an award granted under a Prior Plan, (B) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (C) by increasing the Share Pool by (I) any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock and (II) any shares of Stock that, as of March 11, 2026, are subject to awards under a Prior Plan and that, on or after March 11, 2026, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the Company, in accordance with the terms of the Prior Plan (after giving effect to the fungible share ratio set forth in this Plan). For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.
(b)
Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute

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Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Section 4(d) below.
(c)
Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan, unless otherwise determined by the Administrator.
(d)
Director Limits. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan for his or her services as a Director during such calendar year, may not exceed $1,000,000 in the aggregate ($1,500,000 in the aggregate with respect to a Director’s first year of service on the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or adviser to the Company or a subsidiary.
5.
ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.
RULES APPLICABLE TO AWARDS
(a)
All Awards
(1)
Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees (or will be deemed to have agreed) to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)
Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)
Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4)
Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)
Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.
(B)
Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three (3) months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)
Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to the Participant’s Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one- (1) year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)
All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
(5)
Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject (i) to recoupment to the extent a Participant is or becomes subject to the Company’s Policy for Recoupment of Incentive Compensation, as the same may be amended and in effect from time to time (the “Clawback Policy”), and (ii) to any other policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan, including but not limited to the Company’s Discretionary Recoupment Policy, as the same may be amended and in effect from time to time. Each Participant, by accepting (or being deemed to have accepted) an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5), the Clawback Policy and any other clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6)
Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules) or to sell a sufficient number of shares of Stock otherwise deliverable to the Participant under an Award through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount so required to be withheld. Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such payment had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.
(7)
Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (i) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award, and (ii) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8)
Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(9)
Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available for delivery under the Plan in accordance with the rules set forth in Section 4).
(10)
Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not have time- or performance-based vesting schedules that provide for vesting earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards delivered in lieu of fully vested cash obligations, (iii) Awards to Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the Share Pool; and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability, retirement or termination of employment, or a Covered Transaction, in the terms of the Award agreement or otherwise.

(11)
Section 409A
(A)
Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)
Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)
If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six- (6) month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)
For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(E)
With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)
Stock Options and SARs
(1)
Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)
Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant. Notwithstanding the foregoing, a Stock Option or an SAR may be granted with an exercise price lower than 100% of the Fair Market Value of a share of Stock if such Stock Option or SAR is a Substitute Award and is granted in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.
(3)
Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)
Maximum Term. The maximum term of Stock Options and SARs must not exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten percent (10%) stockholder described in Section 6(b)(2) above).
(5)
No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.
EFFECT OF CERTAIN TRANSACTIONS
(a)
Mergers, etc. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)
Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof; or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)
Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one (1) share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per-share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of one (1) share of Stock, as determined in connection with the Covered Transaction, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(3)
Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)
Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction; provided, however, that unless the Administrator provides for the assumption, continuation or substitution of Awards pursuant to Section 7(a)(1) above, all outstanding Awards shall become immediately and fully exercisable, any applicable vesting conditions shall be deemed satisfied, with any performance vesting conditions deemed to be satisfied at one hundred percent (100%) of target levels, and any forfeiture restrictions shall be deemed to have lapsed, in each case as of immediately prior to the consummation of the Covered Transaction.
(5)
Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(6)
Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)
Changes in and Distributions with Respect to Stock
(1)
Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be delivered under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)
Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(3)
Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.
LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.

10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.
MISCELLANEOUS
(a)
Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)
Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)
Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
(d)
Stock Ownership Guidelines. All Awards granted under the Plan are, where applicable, subject to the Company’s Stock Ownership Guidelines for Non-Employee Directors and Executive Officers, adopted as of April 27, 2016 and as effective from time to time.
12.
ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, in each case, as the Administrator deems necessary or desirable, and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement, appendix, rule or regulation established pursuant to this provision shall increase Share Pool.

13.
GOVERNING LAW
(a)
Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
(b)
Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)
Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or` by such court.

* * * *

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers or other Employees of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The board of directors of the Company.

“Cause”: means, with respect to a Participant, (i) any material act of theft or fraud made by the Participant in connection with such Participant’s responsibilities as a service provider; (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the Participant’s willful material misconduct with respect to any material aspect of the business of the Company; (iv) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (v) the Participant’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the Participant’s failure to perform his or her duties as a service provider after the Participant has received a written notice from the Company which specifically sets forth the factual basis for the Company’s belief that the Participant has not substantially performed his or her duties, and which the Participant fails to cure to the Company’s satisfaction within ten (10) business days after receiving such notice.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: Sarepta Therapeutics, Inc., a Delaware corporation.

“Compensation Committee”: The compensation committee of the Board.

“Covered Transaction”: means the occurrence of any of the following events:

(i)
Change in Ownership of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Covered Transaction; or
(ii)
Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Covered Transaction; or
(iii)
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (B) a transfer of assets by the Company to (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of the definition of a Covered Transaction, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Further and for the avoidance of doubt, a transaction shall not constitute a Covered Transaction if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Director”: A member of the Board who is not an Employee.

“Disability”: Total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than ISOs, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes an Award subject to Section 409A, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code; (B) the Participant’s “separation from service” within the meaning of Section 409A; (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement; (D) a transaction that qualifies as a change in control event within the meaning of Section 409A; or (E) death of the Participant.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries, including during any period when a Participant is on a leave of absence approved by the Company. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported; or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or settlement of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Sarepta Therapeutics, Inc. 2026 Equity Incentive Plan, as from time to time amended and in effect.

“Prior Plan”: The Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as amended, and/or the Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan, as the case may be.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.0001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Appendix B

SAREPTA THERAPEUTICS, INC.

2026 Employee Stock Purchase Plan

1.
Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.
Purpose of Plan

The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

3.
Options to Purchase Stock

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan will be 1,500,000 shares (the “Share Pool”). The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or previously issued Stock acquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool and will again be available for purchase under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as is practicable and as it determines to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of a Participant’s payroll deductions, if necessary.

4.
Eligibility
(a)
Eligibility Requirements. Subject to Section 13 of the Plan, and the exceptions and limitations set forth in Section 4(b), Section 4(c), and Section 6 of the Plan, or as may be provided elsewhere in the Plan or in any sub-plan contemplated by Section 23, each Employee who customarily works thirty (30) hours or more per week; and who satisfies the requirements set forth in the Plan will be an Eligible Employee.
(b)
Five Percent Shareholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.
(c)
Additional Requirements. The Administrator may, for Option Periods that have not yet commenced, establish additional or other eligibility requirements, or amend the eligibility requirements set forth in Section 4(a) above, in each case, consistent with the requirements of Section 423.
5.
Option Periods

The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods.” Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in January and July of each year, anticipated to be on or around January 2 and July 1, and ending approximately six (6) months later on the last Business Day in June or December, as applicable, of each year, anticipated to be on or around June 30 and December 31. The last Business Day of each Option Period will be an “Exercise Date.” The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period, in each case, to the extent permitted by Section 423; provided, however, that no Option may be exercised after twenty-seven (27) months from its grant date.

6.
Option Grant

Subject to the requirements and limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant will automatically be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.
Method of Participation
(a)
Payroll Deduction and Participation Authorization. To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than fifteen (15) calendar days prior to the first day of an Option Period, or such other time as specified by the Administrator.
(b)
Changes to Payroll Deduction Authorization for Subsequent Option Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than five (5) Business Days prior to the first day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13 or Section 14 of the Plan.
(c)
Changes to Payroll Deduction Authorization for Current Option Period. During an Option Period, a Participant’s payroll deduction authorization may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.
(d)
Payroll Deduction Percentage. Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one to fifteen percent (1% to 15%) of the employee’s Eligible Compensation per payroll period.
(e)
Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
8.
Method of Payment

A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account.

9.
Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the following, unless otherwise specified by Administrator prior to the commencement of an Option Period: the lesser of (i) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (ii) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.
Exercise of Options
(a)
Purchase of Shares. Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 2,500 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased pursuant to the exercise of an Option under the Plan, unless otherwise determined by the Administrator; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.
(b)
Return of Account Balance. Except as provided in Section 10(a) above with respect to fractional shares, any accumulated amount of payroll deductions in a Participant’s Account for an Option Period that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.
11.
Interest

No interest will accrue or be payable on any amount held in the Account of any Participant.

12.
Taxes

Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules.

13.
Cancellation and Withdrawal

A Participant who has been granted an Option under the Plan may cancel all (but not less than all) of such Option and terminate his or her participation in the Plan by notice to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than five (5) calendar days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Option Period to zero (0%) pursuant to Section 7 of the Plan will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in the Plan as to such Option Period and all future Option Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 7(b) of the Plan.

14.
Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.
Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options granted to the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

16.
Change in Capitalization; Corporate Transaction
(a)
Change in Capitalization. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the aggregate number and type of shares of stock available under the Plan, the number and type of shares of stock granted under any outstanding Options, the maximum number and type of shares of stock purchasable under any outstanding Option, and/or the Purchase Price under any outstanding Option, in any case, in a manner that complies with Section 423.
(b)
Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation; (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants; and/or (iii) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.
17.
Administration

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan; to determine eligibility under the Plan; to prescribe forms, rules and procedures relating to the Plan; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made with respect to the Plan are conclusive and bind all persons.

The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.
Amendment and Termination of Plan
(a)
Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

(b)
Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable on the Exercise Date for the applicable Option Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.
19.
Approvals

Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to April 22, 2027, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.
Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21.
Restrictions on Transfer; Information Regarding Disqualifying Dispositions.
(a)
Restrictions on Transfer. Shares of Stock purchased under the Plan may, in the discretion of the Administrator, be subject to a restriction prohibiting the transfer, sale, pledge or alienation or such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for such period following such purchase as may be determined by the Administrator.
(b)
Disqualifying Dispositions. By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two (2) years after the first day of the Option Period in which such Stock was acquired and within one (1) year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.
22.
Miscellaneous
(a)
Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the

Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.
(b)
Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Option.
(c)
Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Option. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
23.
Establishment of Sub-Plans

Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

24.
Governing Law
(a)
Certain Requirements of Corporate Law. Options and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)
Other Matters. Except as otherwise provided by the express terms of a sub-plan described in Section 23 or as provided in Section 24(a), the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)
Jurisdiction. By electing to participant in the Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.
25.
Effective Date and Term

The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (i) the Plan’s termination by the Company; (ii) the issuance of all shares of Stock available for issuance under the Plan; and (iii) the day before the ten- (10) year anniversary of the date the Board approves the Plan.

* * * *

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

“Account”: A notional payroll deduction account maintained in the Participant’s name on the books of the Company.

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee of the Board, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

“Board”: The board of directors of the Company.

“Business Day”: Any day on which the established national exchange or trading system (including the Nasdaq Global Stock Market) on which the Stock is traded is available and open for trading.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: Sarepta Therapeutics, Inc., a Delaware corporation.

“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan. For the avoidance of doubt, any Subsidiary of the Company, whether or not a Subsidiary on the Effective Date, shall be eligible to be designated as a Designated Subsidiary hereunder.

“Effective Date”: The date set forth in Section 25 of the Plan.

“Eligible Compensation”: All base regular earnings and overtime pay, exclusive of commissions, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not “Employees”.

“Exercise Date”: The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”:

(i) If the Stock is readily traded on an established national exchange or trading system (including the Nasdaq Global Stock Market), the closing price of a share of Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.

(ii) If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares of Stock where the bid and ask prices are quoted.

(iii) If the Stock cannot be valued pursuant to clauses (i) or (ii), the value as determined in good faith by the Board in its sole discretion.

“Maximum Share Limit”: The meaning set forth in Section 10 of the Plan.

“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Option Period”: An offering period established in accordance with Section 5 of the Plan.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”: An Eligible Employee who elects to participate in an Option Period under the Plan.

“Plan”: The Sarepta Therapeutics, Inc. 2026 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

“Section 423”: Section 423 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.0001 per share.

“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

SAREPTA THERAPEUTICS

VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 - 5.

	For	Against	Abstain
01 - Douglas S. Ingram	☐	☐	☐
02 - Hans Wigzell, M.D., Ph.D.	☐	☐	☐
03 - Kathryn J. Boor, Ph.D.	☐	☐	☐
04 - Michael Chambers	☐	☐	☐
05 - Deirdre Connelly	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve, on a non-binding basis, named executive officer compensation	☐	☐	☐
3. Approve the Company's 2026 Equity Incentive Plan	☐	☐	☐
4. Approve the Company's 2026 Employee Stock Purchase Plan	☐	☐	☐
5. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the current year ending December 31, 2026	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049SGE

The 2026 Annual Meeting of Stockholders of Sarepta Therapeutics, Inc. will be held on
Thursday, June 4, 2026 virtually via the internet at meetnow.global/M474R5V, at 10:00 AM EDT.

To access the virtual meeting, you must have the information that is printed in the oval shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2026 Annual Meeting of Stockholders.
The Proxy Statement and the 2025 Annual Report to Stockholders are available at: www.envisionreports.com/SRPT

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SAREPTA THERAPEUTICS, INC.

2026 Annual Meeting of Stockholders – June 4, 2026

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ian M. Estepan and Cristin L. Rothfuss, and each of them, with power to act without the other and with power of substitution, as proxies and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sarepta Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders of the company to be held June 4, 2026 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 - 5.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.